Form C

Cover Page

Name of issuer:

Epec Holdings, Inc. (f/k/a Epec Biofuels Holdings, Inc.)

Legal status of issuer:

Form: Corporation
Jurisdiction of Incorporation/Organization: FL
Date of organization: 10/9/2008

Physical address of issuer:

1776 Pine Island Road, Suite 316
Plantation FL 33322

Website of issuer:

http://jamesfchyde.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Convertible Note

Target number of securities to be offered:

100,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $100,000; interests will be sold in increments of $1.

Target offering amount:

$100,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

- ☐ Pro-rata basis
- ☐ First-come, first-served basis
- ☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

10/19/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

0

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$329,742.00	$409,150.00
Cash & Cash Equivalents:	$2,961.00	$4,906.00
Accounts Receivable:	$23,308.00	$0.00
Short-term Debt:	$221,274.00	$122,653.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$30,747.00	$0.00
Cost of Goods Sold:	($221,252.00)	($141,042.00)
Taxes Paid:	$0.00	$0.00
Net Income:	($282,305.00)	($292,292.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Epec Holdings, Inc. (f/k/a Epec Biofuels Holdings, Inc.)

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Steven Vanechanos	Executive Chairman	Epec Holdings Inc	2009
James R. Hyde	Co-Vice Chairman of the Board	Senior Director of Intercontinental Exchange	2010
Brian Van Flandern	Director	Author	2014
Ron Miller	CEO, President, & Co Vice Chairman	Epec Holdings Inc.	2011
Glenn Pohs	Director	Managing Partner of Pohs Capital, LLC	2012

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Steven Vanechanos	Executive Chairman	2009
Steven Relis	CFO	2008
Steven Relis	Treasurer	2008
Ron Miller	CEO	2011
Ron Miller	President	2011
Steven W. Heller	Secretary	2008

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. ***Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.***

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> The proceeds of the Offering may be insufficient. The Company believes that the maximum offering amount of $1 million will be sufficient to fund the Company's operations and further development and investment in the sorghum supply chain and production cycle. However, if management's assumptions are incorrect, or if budgeted amounts are inadequate due to cost overruns, increased operating costs, or unexpected developments, the proceeds of the Offering may be insufficient for such purpose. In such event, we would likely require additional capital investment or debt financing to fund the above-referenced needs, and there can be no certainty that we would then be able to obtain funding on favorable terms or at all. If additional capital is needed and either unavailable or cost prohibitive, our operations and growth may be limited as we may need to change our business strategy to slow the rate of, or eliminate, our expansion or reduce or curtail our operations. Also, any additional financing we undertake could impose covenants upon us that restrict our operating flexibility, and, if we issue equity securities to raise capital our existing shareholders may experience dilution and the new securities may have rights, preferences and privileges senior to those of our common stock.

We have not prepared any audited financial statements of the Company. Regulation Crowdfunding does not require us to provide audited financials in this offering. Therefore, you have no audited financial information regarding the Company's capitalization or assets or liabilities on which to make your investment decision. If you feel the information provided is insufficient, you should not invest in the Company.

The Company has the right to extend the Offering deadline. The Company may extend the Offering deadline beyond what is currently stated herein. This means that your investment may continue to be held in escrow while the Company attempts to raise the Minimum Amount even after the Offering deadline stated herein is reached. Your investment will not be accruing interest during this time and will simply be held until such time as the new Offering deadline is reached without the Company receiving the Minimum Amount, at which time it will be returned to you without interest or deduction, or the Company receives the Minimum Amount, at which time it will be released to the Company to be used as set forth herein. Upon or shortly after release of such funds to the Company, the Securities will be issued and distributed to you.

The Securities are being offered pursuant to certain exemptions from registration for crowdfunding transactions and if any of the requirements for the exemption are violated, the Company and the investors may become subject to liability under the Securities Act of 1933, as amended, and other federal and state securities laws. The Securities are being offered pursuant to an exemption from registration, which is available for crowdfunded offerings. Specifically, issuers may only sell up to approximately $1 million worth of securities within a twelve-month period. Investors in a crowdfunding offering may invest no more than their individually permitted amount within a twelve-month period. In order to avail itself of the exemption from registration, the Company must also sell the Securities through a qualified broker or funding portal. If any of the conditions for the exemption are violated, the Investors and Company may have exposure to liability under federal and state securities laws.

Negative events in the crowdfunding industry may subject the Company to reputational harm, or increased regulatory oversight, increasing the risk of financial liability and additional compliance requirements resulting from adverse regulatory actions. Any highly-publicized events or regulatory inquiries concerning potential fraudulent offerings or other schemes designed to harm investors through crowdfunding can be expected to result in negative publicity for crowdfunded companies, increased scrutiny and oversight of companies that avail themselves of the crowdfunding exemption, as well as potential new rules and regulations. This may make it more difficult to succeed with the Company's business plan or attract new investors and may result in an increase in operational and compliance costs or otherwise limit the Company's ability to engage in certain activities. We may also be adversely affected as a result of new or revised legislation or regulations imposed by the Securities and Exchange Commission, other U.S. governmental regulatory authorities, the Financial Industry Regulatory Authority or other self-regulatory organizations that supervise the financial markets in general. This could impact our ability to conduct its business with third parties, obtain future financing and could decrease the pool of potential investors seeking to participate in any future crowdfunding offerings.

There is uncertainty about the Jumpstart Our Business Startups Act of 2012, including Regulation Crowdfunding, and its interpretation and implementations remain to be tested. We are relying on a newly created financing program (equity crowdfunding). The application of the crowdfunding exemptions and its implementation and interpretation remains to be fully tested. As a result, potential investors will not have the benefit of relying on precedent in making their investment decision and will face some uncertainty about the validity of their investment. In the event the Securities and Exchange Commission determines that we incorrectly interpreted the crowdfunding exemption in this crowdfunded offering, we may be required to offer rescission rights for these securities and this crowdfunded offering and our financial condition may be in jeopardy.

The Company is a holding company with little operating history. We may never successfully execute our business plan and, as a result, you will lose your entire investment amount. Epec is a holding company whose subsidiaries are early stage companies with no significant operating history. To date, our primary focus has been on strategic investments in the sorghum supply chain. We are now entering the market for alcohol beverages with a new product, Sorgho Whiskey®. In doing so, we may fail to successfully market and promote our business, develop our products or manage growth. Successfully marketing and promoting our product is a complex and uncertain process, dependent on the efforts of management, outside consultants and general economic conditions, among other things. Accordingly, you should consider the Company's prospects in light of the costs, uncertainties, delays and difficulties frequently encountered by companies in the early stages of development. Investors should carefully consider the risks and uncertainties that a new company with little or no operating history will face. In particular, potential investors should consider that there is a significant risk that we will not be able to: (i) implement or execute our current business plan, or our business plan is sound; (ii) maintain our anticipated management and advisory team; (iii) raise sufficient funds in the capital markets to effectuate our business plan; (iv) control the costs of growing the business; and/or (v) attract, enter into or maintain contracts with, vendors, suppliers, and distributors. If we cannot execute any one of the foregoing, our business may fail, in which case you would lose the entire amount of your investment in the Company.

The Company has limited operating history upon which you can base your investment decision. We are an early stage venture and therefore has a limited history of performance, financials and experience managing growth for you to base your investment decisions. Our ability to generate revenue will depend upon whether we can further develop and commercialize our current products and make the transition from a start-up to an operating company. The Company's assumptions and expectations regarding our ability to market our services and products, develop our technology and compete with large competitors may be incorrect and as such we may have difficulty growing the Company.

We depend on our independent wholesale distributors to distribute our products. The failure or inability of any of our distributors to adequately distribute our products within their territories could harm our sales and result in a decline in our results of operations. We are required by law to use state-licensed distributors or, in certain states known as "control states," state-owned agencies performing this function, to sell our products to retail outlets, including liquor stores, bars, restaurants and national chains in the U.S. We have established relationships for our brands with a limited number of wholesale distributors; however, failure to maintain those relationships could significantly and adversely affect our business, sales and growth. We currently distribute our products in Florida, New York, New Jersey, Maryland, as well as Washington D.C. If we fail to develop and maintain good relations with distributors, our products could in some instances be frozen out of one or more markets entirely. The ultimate success of our products also depends in large part on our distributors' ability and desire to distribute our products to our desired U.S. target markets, as we rely significantly on them for product placement and retail store penetration. In addition, all of our distributors also distribute competitive brands and product lines. We cannot assure you that our U.S. alcohol distributors will continue to purchase our products, commit sufficient time and resources to promote and market our brands and product lines or that they can or will sell them to our desired or targeted markets. If they do not, our sales will be harmed, resulting in a decline in our results of operations.

We depend on a third-party suppliers to maintain the quality and cost of our products, including Sorgho Whiskey®. Jersey Artisan Distillery (the "Distillery") is dependent on third-party suppliers for key ingredients such as Sorghum Syrup, packaging materials and production inputs, and its use of natural ingredients exposes it to weather and crop reliability. In addition, since the Distillery's production relies on the use of agricultural products, many outside factors, including weather conditions, farmers' rotation of crops, pests, government regulations and legislation affecting agriculture, could affect quality, price and supply. Our product is also exposed to the quality of the crops of agricultural products each year, and significant failure of a crop would adversely affect its costs. Further, if suppliers increase their prices, we may not have alternative sources of supply and may not be able to raise the prices of our products to cover all or even a portion of the increased costs. Any termination or an adverse change in the terms of these supplier relationships could have a negative impact on our business.

Substantial disruption to production at our manufacturing and distribution facilities could occur. A disruption in production at the Distillery's manufacturing facility, or a disruption at the facilities of the Distillery's suppliers or distributors, some of whom may also be Affiliates to the Company, could adversely affect the Distillery's business, results of operations and financial condition. A disruption could occur for many reasons, including fire, natural disasters, weather, water scarcity, manufacturing problems, disease, strikes, transportation or supply interruption, government regulation, cybersecurity attacks or terrorism. Alternative facilities with sufficient capacity or capabilities may not be available, may cost substantially more or may take a significant time to start production, each of which could negatively affect the Distillery's business, results of operations and financial condition.

The Distillery is subject to governmental regulations affecting distilleries and tasting rooms. Federal, state and local laws and regulations govern the production, distribution, and sale of spirits, including permitting, licensing, trade practices, labeling, advertising and marketing, distributor relationships, and various other matters. To operate its production facilities, the Distillery must obtain and maintain numerous permits, licenses and approvals from various governmental agencies, including the Alcohol and Tobacco Tax and Trade Bureau, the Food and Drug Administration, state alcohol regulatory agencies and state and federal environmental agencies. A variety of federal, state and local governmental authorities also levy various taxes, license fees and other similar charges and may require bonds to ensure compliance with applicable laws and regulations. The Distillery's tasting room is subject to alcohol beverage control regulations that require the Distillery to maintain a license that may be revoked or suspended for cause at any time. These alcohol beverage control regulations relate to numerous aspects of daily operations of Distillery's tasting room, including minimum age of patrons and employees, hours of operation, advertising, trade practices, inventory control and handling, storage and dispensing of alcohol beverages. Noncompliance with such laws and regulations may result in revocation of the applicable license or permit (thereby restricting the Distillery's ability to conduct business), assessment of additional taxes, interest and penalties, or the imposition of significant fines.

The Distillery's licenses are subject to revocation. The Distillery, and its products, are regulated and licensed at the federal and state levels. Revocation of federal licensing would force the Distillery to cease its current operations. Revocation of licensing by a state could force the Distillery to cease sales and marketing in that state.

We are at risk because we do not have a diversified merchandise mix. The great majority of our assets will be committed to developing and marketing a single product in a single industry under a single brand – James FC Hyde® Sorgho Whiskey®. Accordingly, because we have few other assets or products that could spread the risk of investment, our profitability will depend on the success of our sales of products under our brand name. We may, at any time, elect to discontinue use of the Sorgho Whiskey® brand name or change our products, services, or concepts.

We have a name and logo that are not well known. Our distributor's ability to sell our brand depends on the ready acceptance by the consuming public of a trade/brand name and logo of a new spirit category–Sorgho Whiskey®. Further, any products or brands we may develop in the future are unlikely to have established extensive recognition. Competitors have developed well-known trade/brand names and logos that have, and may continue to have, superior recognition in the relevant marketplace. There can be no assurance that our product will be well received by the consuming public and relevant markets.

If retailers and consumers are not willing to accept our product and pricing, we will be unable to grow our business. Our business depends largely upon the acceptance of our product by potential distributors, retailers and consumers. If we are unable to successfully market our product to these groups, we will be unable to grow our business and may face bankruptcy. A significant or sustained decline in volume or selling price of rum, whiskey and bourbon brands would likely have a negative effect on our growth and our stock price. Should we not be successful in our efforts to maintain and increase the relevance and acceptance of our brand in the minds of today's and tomorrow's consumer, our business and operating results could suffer.

Demand for our product may be adversely affected by many factors, including changes in consumer preferences and trends. Consumer preferences may shift due to a variety of factors including changes in demographic and social trends, public health initiatives, product innovations, changes in vacation or leisure activity patterns and a downturn in economic conditions, which may reduce consumers' willingness to purchase distilled spirits or cause a shift in consumer preferences toward beer, wine or non-alcoholic beverages. Our success depends in part on fulfilling available opportunities to meet consumer needs and anticipating changes in consumer preferences with successful new products, branding, and product innovations.

Our business is highly competitive. Competition presents an ongoing threat to the success of our business. Many factors may prevent us from competing successfully. We compete on the basis of product taste, quality and composition, brand image, price, service, and ability to innovate in response to consumer preferences. The global spirits industry is highly competitive and is dominated by several large, well-funded international companies. It is possible that our competitors may either respond to industry conditions or consumer trends more rapidly or effectively or resort to price competition to sustain market share, which could adversely affect our sales and profitability.
We will be competing with many large, entrenched producers who are resistant to change and new entrants into the market. Many of our competitors have established market acceptance and have far greater financial resources, experience, proven operating histories and larger staffs than we do. Our competitors may develop products that are similar to ours or that achieve greater market acceptance, may undertake more far-reaching and successful product development efforts or marketing campaigns, or may adopt more aggressive pricing policies. We expect to face strong competition from both well-established spirits companies and small, independent producers.

The Company's obligations pursuant to future debt obligations could impair its liquidity and financial condition. The Company will require additional financings and may incur substantial debt in the future to fund all or part of its capital requirements. Any future debt obligations would impact our ability to satisfy our other obligations, execute our business plan, and raise additional working capital, if needed. As a result, we would be more vulnerable in the event of a downturn in our business prospects and have limited ability to react to changes in the Company's industry. Further, we could be forced, in the event we were to default under any such loan agreement subjecting our assets to foreclosure, to seek protection under bankruptcy laws, which could harm our future operations and overall financial condition.

Our business is subject to many regulations and noncompliance is costly. The production, marketing and sale of alcoholic beverage products, including contents, labels and packaging, are subject to the rules and regulations of various federal, provincial, state and local health agencies. If a regulatory authority finds that a current or future product or production run is not in compliance with any of these regulations, our operating partners may be fined, or production may be stopped, thus adversely affecting our financial conditions and operations. Further, any legal or regulatory actions relating to the Company or its operating partners' current or past business operations, including employee actions, licensing, disclosure, sales practices, regulatory compliance and compensation agreements, tax liabilities, or governmental or administrative investigations and proceedings in the context of the Company's regulated sectors of activity, could materially adversely affect our results of operations and financial conditions. Any adverse publicity associated with any noncompliance may further damage our reputation and our ability to successfully market our products. Furthermore, the rules and regulations are subject to change from time to time and while we closely monitor developments in this area, we have no way of anticipating whether changes in these rules and regulations will impact our business adversely. Additional or revised regulatory requirements, whether labeling, environmental, tax or otherwise, could have a material adverse effect on our financial condition and results of operations.

Although dependent on certain key personnel, we do not have any key man life insurance policies on such persons and does not intend to obtain such insurance in the near future. The Company is dependent upon our founders, executives, and key employees in order to conduct its operations and execute its business plan. In particular, we rely on the skills and expertise of our Master Distiller, Brant Braue, whom we believe is one of the most experienced distillers of sorghum molasses in the world, and his knowledge of our business and industry would be difficult to replace. If Mr. Braue, or one of our other founders, executive officers or significant employees terminates their relationship with the Company, we may not be able to replace their expertise, fully integrate new personnel or replicate the prior working relationships, and the loss of their services might significantly delay or prevent the achievement of our business objectives. Further, the Company has not purchased any insurance policies with respect to those individuals in the event of their death or disabilities. Therefore, in the event of death or disability of key persons, the Company will not receive any compensation and the loss of their services will negatively affect the Company and its operation.

Our failure to protect our trademarks and trade secrets could compromise our competitive position and decrease the value of our brand portfolio. Our business and prospects depend, in part, on our ability to develop favorable consumer recognition of our brands and trademarks. Although we apply for registration of our brands and trademarks, they could be imitated in ways that we cannot prevent. Also, we rely on trade secrets and proprietary know-how, concepts and formulas. Our methods of protecting this information may not be adequate. Moreover, we may face claims of misappropriation or infringement of third parties' rights that could interfere with our use of this information. Defending these claims may be costly and, if unsuccessful, may prevent us from continuing to use this proprietary information in the future and result in a judgment or monetary damages being levied against us. We do not maintain non-competition agreements with all of our key personnel or with some of our key suppliers. If competitors independently develop or otherwise obtain access to our trade secrets, proprietary know-how or recipes, the appeal, and thus the value of our brand portfolio could be reduced, negatively impacting our sales and growth potential.

There is no public trading market for the Securities and none may develop. There is no public or private market for the Securities or for any other securities we may issue and there can be no assurance that any such market would ever develop. There is, therefore, no assurance that the Securities can be resold at all, or near the offering price. Each Purchaser will be required to represent that he or she is acquiring such Securities for investment and not with a view to distribution or resale, that he or she understands that the Securities are not freely transferable and, in any event, that he or she must bear the economic risk of an investment in the Securities for an indefinite period of time because the Securities have not been registered under the Act or applicable state securities laws. The Securities cannot be resold unless they are subsequently registered or an exemption from registration is available.

The price of the securities and other terms of the offering have been arbitrarily determined by the Company. The offering price for the Securities has been determined solely and arbitrarily by the Company. No independent studies with respect to feasibility, management or marketing by a disinterested person have been considered in determining the Company's capital requirements or plans of operations. Therefore, there can be no assurance that the capital raised will be adequate for the execution of our business plan and the other objectives of the Company or that additional capital will not be required in the future.

The price at which you purchase the Securities may not be indicative of the value of our Company. You may be unable to sell your Securities at or above your purchase price, which may result in substantial losses to you and which may include the complete loss of your investment. Without a public market, the value of the Company and the value of the Securities may fluctuate significantly in the future. The trading price, if any, of the securities upon conversion to equity that may prevail in any market that may develop in the future, for which there can be no assurance, may be higher or lower than the price you pay. Any of the risks described herein, or otherwise, could have a material adverse effect on our sales and profitability and the value of our common stock. In addition, economic conditions around the world and especially the United States as a whole, could have a negative impact on our results of operations. Accordingly, any inaccuracy in forecasting anticipated revenues and expenses could adversely affect our business. The failure to receive anticipated orders or to complete delivery in any period could adversely affect our results of operations for that period. Quarterly results are not necessarily indicative of future performance for any particular period and we may not experience revenue growth or profitability on a quarterly or an annual basis.

The Company's securities will not be transferable for a period of one year, other than in limited circumstances. The Company's securities are subject to restrictions on transfer. You will not be able to transfer the Company's securities for a period of one year from the date of purchase, subject to limited exceptions including transfers to the Company, to an accredited investor, to a member of your family or in connection with death or divorce or other similar circumstances, in the discretion of the Commission or in an offering registered with the Securities and Exchange Commission. Thus, you should be prepared to hold any securities you purchase in this offering subject to these restrictions.

We are offering Convertible Notes and not direct equity interests in the Company. The Convertible Notes will convert into equity securities in the event that the Company: 1) sells Equity to outside investors where we raise at least $1 Million; 2) we sell all the company's assets, merge with another company, or are taken over by another company; or 3) initial public offering. This means that investors will have to wait until a conversion event occurs to know what size stake they have in the company, or what its value might be as assessed by outside investors.

Investors in the Convertible Notes will have no voting rights, even upon conversion of the Securities into CF Shadow Series Securities. Investors will not have the right to vote upon matters of the Company even if and when their Securities are converted into CF Shadow Series Securities. Upon such conversion, CF Shadow Series Security holders will have no voting rights and even in circumstances where a statutory right to vote is provided by state law, the CF Shadow Series Security holders are required to vote with the majority of the security holders in the new round of equity financing upon which the Securities were converted. Thus, Investors will never be able to freely vote upon any director or other matters of the Company. Only those willing to entrust all decisions to others should invest.

Investors will not be entitled to any inspection rights or information other than those required by Regulation Crowdfunding. You will not have the right to inspect the books and records of the Company or receive financial or other information beyond what is required by Regulation Crowdfunding as convertible note holders are not considered shareholders. Other equity holders may have such rights. Regulation Crowdfunding requires only the provision of an annual report on Form C-AR and no additional information. This lack of information could put convertible note holders at a disadvantage compared to other security holders.

Securities with superior rights may be offered in the future. In the future, it is likely that the Company will issue securities with rights superior to those associated with the securities purchased in the current round of funding. Those rights could include, but will not necessarily be limited to, the right to receive dividends, the right to participate in management, the right to receive preferential distributions on the sale of the Company, the right to be protected from dilution, and preemptive rights.

All officers and board directors are part-time.

Although our financial statements have been prepared on a going concern basis, we must raise additional capital to fund our operations in order to continue as a going concern.

Eisner Amper, our independent registered public accounting firm for the fiscal year ended December 31, 2016 and 2015, has included an explanatory paragraph in their opinion that accompanies our reviewed consolidated financial statements as of and for the year ended December 31, 2016 and 2015, indicating that our current liquidity position raises substantial doubt about our ability to continue as a going concern. Our ability to remain in business is reliant on either generating sufficient cash flows, raising additional equity or debt capital, or likely a combination of the twoEven if targeted funds are raised, it is likely that we will need to raise additional funds in the near future and we cannot provide any assurance that we will be successful in doing so.

The offering materials may include forward looking statements but there can be no assurance that the results and events contemplated by forward-looking statements will, in fact, transpire. Forward-looking statements can be identified by use of terminology such as "believe," "hope," "may," "anticipate," "should," "intend," "plan," "will," "expect," "estimate," "project," "positioned," "strategy" and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond the Company's control. Actual results could differ significantly from these forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in offering materials will in fact transpire. You are cautioned to not place undue reliance on these forward-looking statements.

Investing in startups companies is highly speculative (risky). The following is not intended to be a comprehensive list nor a substitute for discussing the risks of specific investment opportunities with your professional advisors, including your legal, tax and financial advisors. We also encourage you to read the Securities and Exchange Commission's Investor Bulletin which provides important information to investors interested in investing in crowdfunding offerings SEC Investor Bulletin: Crowdfunding YOU SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT WITHOUT A CHANGE IN YOUR LIFESTYLE.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$100,000**

Use of Proceeds: The proceeds of this offering are intended to complete a vertically integrated set of capabilities and assets within Epec's supply chain. This is consistent with our objective to manage the development and integration of an emerging sorghum sugar seed to a high value finished good. Our goal is for Epec's proprietary holdings to enable us to manage the complete production cycle from sorghum seed to finished product - which will include planting, harvesting, and processing the sorghum cane into syrup; then fermenting, distilling, barrel aging, bottling and marketing our unique spirit. Additionally, a portion of the use of proceeds of this offering may be used in connection with the acquisition and scaling of Jersey Artisan Distilling, Inc. ("JAD"), the current manufacturer of Sorgho Whiskey®.

$100,000 Approximate Use of Funds:
- 4% Offering expenses
- 50% Acquisition of JAD
- 10% Inventory accumulation
- 15% Marketing
- 21% Working capital

If we raise: **$1,000,000**

Use of Proceeds: $1,000,000 Approximate Use of Funds:
- 4% Offering expenses
- 15% Acquisition of JAD
- 15% Repayment of debt
- 17.5% Inventory accumulation
- 17.5% Marketing
- 21% Working capital
- 10% Sorghum technology

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Convertible note with $4.5M valuation cap; 3% interest; however, investors who fund the first $200,000 of this fundraise will invest at a $3.6M valuation cap; 3% interest. See exact securities attached as
Appendix B, Investor Contracts.

SECURITY: Convertible Promissory Note (the "Notes")

PRINCIPAL AMOUNT: Up to an aggregate of $1,000,000 (the "Maximum Amount")

INTEREST RATE: Three percent (3%) per annum simple interest on outstanding principal

MATURITY: 12 months from effective date of Note

VALUATION CAP: $4.5M valuation cap; however, investors who fund the first $300,000 of this fundraise will invest at a $3.6M valuation cap.

SUMMARY OF CONVERTIBLE NOTE FINANCING TERMS

PURCHASERS: Qualified investors acceptable to the Company (each, a "Purchaser" and together, the "Purchasers"). WeFunder will manage the sale and Company communications with all such Purchasers. On any conversion of the Notes to equity securities, the securities will be issued in the individual names of the Purchasers.

PREPAYMENT: The Company may not prepay the outstanding principal or any accrued interest without the written consent of the Purchaser.

CONVERSION OF CONVERTIBLE NOTES TO SHADOW SERIES EQUITY

Qualified Financing: We are offering investors Convertible Notes that convert as a result of a future equity financing of greater than $1,000,000 (a "Qualified Financing"), and provide Investors in this Offering with a $4.5M valuation cap, or a $3.6M valuation cap, depending on the timing of their investment as more fully described above. Investor will receive the number of CF Shadow Series securities equal to the quotient obtained by dividing (a) the purchase amount plus any accrued and unpaid interest, by (b) the lesser of (i) the price per share at which securities are sold in the Qualified Financing, or (ii) the quotient obtained by dividing (1) the Valuation Cap by (2) 96,973,373 (the "Fully Diluted Outstanding Shares)(i.e. the "Valuation Cap Price").

Change in Control Transaction: In the event of a "Change of Control" as defined in the Convertible Note, each Convertible Note shall automatically be converted into the number of fully paid and non-assessable shares of CF Shadow Series Common Stock determined by the quotient obtained by dividing (a) the purchase amount plus any accrued and unpaid interest, by (b) the lesser of (i) the consideration payable per share of Common Stock of the Company in such Change of Control, and (ii) the Valuation Cap Price.

Maturity Conversion: In the event the Maturity Date is reached prior to a Qualified Financing having occurred, each Convertible Note shall automatically be converted into the number of fully paid and non-assessable shares of CF Shadow Series Common Stock determined by the quotient obtained by dividing (a) the purchase amount plus any accrued and unpaid interest, by (b) the Valuation Cap Price.

Not Currently Equity Interests. The Notes are not currently equity interests in the Company and can be thought of as the right to receive equity at some point in the future upon the occurrence of certain events.

Voting Rights. Purchasers will have no voting rights, including after they receive the CF Shadow Series securities.

Anti-Dilution. Purchasers do not have anti-dilution rights, which means that future equity financings will dilute the ownership percentage that the Purchaser may eventually have in the Company.

SECURITY AND SUBORDINATION
The Notes are unsecured and subordinate in right and payment to lender debt.

Purchase Agreement: The Notes will be issued pursuant to a Note Purchase Agreement reasonable acceptable to Company and Purchasers, with representations, warranties and conditions customary to note financings of this type. Any provision of the Note Agreement and the Notes may be amended, waived, or modified by the mutual consent of the Purchaser and the Company.

EXPENSES:
The Company and each Purchaser shall each bear its respective expenses and legal fees incurred with respect to the transactions contemplated herein.

INFORMATION AND INSPECTION RIGHTS:
Purchasers have no information or inspection rights, except with respect to rights deemed not waivable by law.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Investors in Convertible Notes do not have voting rights. Any provision of this Agreement may be amended, waived or modified only upon the written consent of Company and Investor.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term “accredited investor” means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Other			
Preferred	5000000	0	Yes
	100000000	90877621	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	6095752
Options:	

Describe any other rights:

As of June 22, 2017, the Company has the following warrants outstanding: (1) 5,937,917 warrants at $0.003 (three cents) issued in connection with the 2015 Offering under Regulation D, Rule 506(b) with a cashless exercise option; and (2) 699,500 warrants at $0.05 (five cents) remaining issued to Director Glenn Pohs in connection with a Bridge Loan made in June 2014.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Shadow Series. Investors in the Convertible Notes will have no voting rights, even upon conversion of the securities into CF Shadow Series securities. Investors will not have the right to vote upon matters of the Company even if and when their securities are converted into CF Shadow Series securities. Upon such conversion, the Investors will still have no voting rights and even in circumstances where a statutory voting right is provided by state law, the CF Shadow Series security holders are required to vote with the majority of the security holders in the new round of equity financing upon which the securities were converted.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

Voting Rights. Investors in the Convertible Notes will have no voting rights, including after they receive shares in the Company upon conversion.

Not Current Equity Interests. The securities being offered are not currently equity interests in the Company and can be thought of as the right to receive equity at some point in the future upon the occurrence of certain events.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the shareholder's agreement and/or bylaws for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders may have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby. Further, we do not guarantee that the Convertible Note will be converted into equity securities in the future.

The value of the convertible promissory notes will be determined by the Company's senior management in accordance with U.S. generally accepted accounting principles. For example, the notes may be valued based on principal plus anticipated interest payments over the course of the term of the note.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

The Company debt consists of accounts payable to vendors and to officers for compensation totaling $240,499, a loan to Director Glenn Pohs in the amount of $25,000, plus accrued interest of $4,508 and other liabilities totaling $2,467. The Pohs loan was issued on August 12, 2015 and is without maturity date. It's earning 10% annually and has accrued $4,508 in interest. As a result of the loan the Company agreed to extend the expiration date and reduce the strike price of approximately 700,000 warrants. The expiration date was extended to Dec 31, 2020 and the strike price was reduced to $.0316 / share.The $5,000 / month burn rate represents D&O liabilities insurance (approx. $1,000/month) plus reimbursed officers promotional and advertising expenses. Approximately $4K per month is discretionary (in that it's not a fixed commitment). It is however cash being spent on essential brand building / marketing / advertising and promotional activities. Officers are receiving a combined compensation of $10,000 / month. Of the $240,499 in accounts payable to vendors and to officers for compensation $204,200 is due to officers. Such amounts are payable upon demand and have no set payment terms and are not evidenced by a promissory notes. The remaining amount of $36,299 is due to various vendors included Jersey Artisan in the amount of $15,466 and to Director Glenn Pohs of $10,516, representing unpaid expense reimbursements.

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
3/2017	Section 4(a)(2)	Priced Round	$356,275	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

On August 12, 2015, one of the Company's directors, Glenn Pohs advanced $25,000 to pay for various activities of the Company. Such amounts are payable upon demand and accrue interest at 10% per annum. As of December 31, 2016, and December 31, 2015, accrued and unpaid interest totaled $3,466 and $966, respectively.

The Pohs loan is without maturity date. It's earning 10% annually and has accrued $4,508 in interest. As a result of the loan the Company agreed to extend the expiration date and reduce the strike price of approximately 700,000 warrants. The expiration date was extended to Dec 31, 2020 and the strike price was reduced to $.0316 / share.

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Business Overview

Epec Holdings, Inc. (f/k/a Epec Biofuels Holdings, Inc.), a Florida corporation, was incorporated on October 9, 2008 ("we", the "Company", "Epec", "us", or "our"). The Company's website is http://www.jamesfchyde.com/ and office address is 1776 Pine Island Road – Suite 316, Plantation, FL 33322. The Company was formed for the purpose of serving as a holding company for affiliated entities involved in the development and operation of value-added products from Sorghum crops, a hearty plant which yields abundant grain and sugar. Epec holds a proprietary interest in three subsidiaries, Delta Bio Renewables, LLC, The Sorgho Alliance Corp., and Epic Sprits, Inc. In 2014, after pivoting the business model, the Company changed its name, dropping the word "Biofuels" to more accurately reflect its broader focus.

Since 2012, Epec's focus has been on managing the development and integration of the emerging sorghum supply chain. The Company's mission is to commercialize sorghum's high quality and abundant sugars and, in doing so, maximize its potential in the marketplace. To achieve this goal, the Company's plan is reliant on our establishment of strategic supply chain partnerships ("SCPs") with selected entities that possess complementary core competencies.

In early 2013, searching for the "highest and best use" for sorghum's unique sugars, the Company began to study the potential to use sorghum to develop a new spirit. The Company then undertook an initiative to determine how to produce a superior spirit product. After 2 years of experimenting with various harvests, distillers, yeasts, barrels, proof strengths and aging periods, the Company perfected a proprietary super-quality whiskey, and in connection with our contract distiller, received a Certificate of Label Approval ("COLA") for its new product Sorgho Whiskey®. Our Sorgho Whiskey® product is a gluten free spirit made by fermenting and distilling sorghum sugar and then aging it like a whiskey in a new charred American oak barrel. This new category of American grown whiskey is self-declared as "the most unique and innovative American spirit since prohibition" and is attracting even the most discerning consumers of Bourbon, Scotch, Irish Whiskey, etc.

The proceeds of this offering are intended to further advance a vertically integrated set of capabilities and assets within Epec's supply chain. This is consistent with our objective to manage the development and integration of an emerging sorghum sugar seed to a high value finished good. Epec's proprietary holdings will enable us to manage the complete production cycle from sorghum seed to finished product – which will include planting, harvesting, and processing the sorghum cane into syrup; then fermenting, distilling, barrel aging, bottling and marketing our unique spirit. Additionally, a portion of the use of proceeds of this offering may be used in connection with the acquisition and scaling of the current manufacturer of Sorgho Whiskey®, Jersey Artisan Distilling, Inc. ("Jersey Artisan", "JAD", or the Distillery").

Description of the Business

Epec, from its inception, has been focused on capitalizing on the unique properties of the sorghum crop and its sugars, and on developing technology and value added products which leverage those properties. Within that context, Epec, has made its first strategic investment to date in Delta Bio Renewables, an emerging company that shares a common vision for a sorghum sugar value chain and is engaged in complementary activities. Further, EPEC founded two wholly owned subsidiaries, The Sorgho Alliance Corp. and Epic Spirits, Inc., to further complement the Company's core mission and provide additional revenue opportunities. More information on these Supply Chain Partners ("SCPs") is found in this section below.

We believe that by making strategic investments in SCPs we can: 1) acquire a material if not entire equity stake in complementary businesses; 2) obtain a proprietary interest in a technology or a strategic core competency; and 3) assert a degree of influence and control (board seats) over our SCPs. This method enables us to make these gains in a capital lite manner with reduced execution risk.

Our early research into potential value add uses for sorghum sugar explored its potential as a feedstock for biofuels. Results led us to conclude that biofuels were destined for commodity status and would ultimately be a low value-added use. Subsequently, we noted the favorable market dynamics and trends affecting global spirits production and consumption. This led us to formulate our current business plan to use the sorghum sugar as the primary ingredient in a sorghum based liquor beverage—a concept which we trademarked Sorgho Whiskey®. Epec Holdings, Inc. registered the trademark Sorgho Whiskey®, registration number 5075387, on December 13, 2015, and in June 2017, assigned the mark to Sorgho Alliance Corp. Epic Spirits, Inc., a wholly-owned subsidiary of Epec Holdings, Inc., owns the mark James F.C. Hyde®, registration number 5082752, filed on November 15, 2016.

Since September of 2013, we have worked extensively with and discussed sorghum based liquor beverages with syrup producers, distillers, spirit producers, bar and restaurant owners, mixologists and other marketers. In our continued research, we, through our Distiller, produced and provided liquor samples (made from sorghum syrup produced in Memphis Tennessee by our SCP partner Delta BioRenewables) and sought extensive feedback from industry experts and consumers. Reaction was overwhelmingly positive. Common responses were to describe the liquor as a high quality distillate with unique flavor and aroma notes, much like a fine whiskey. One expert, master mixologist and award winning author Brian Van Flandern, was so impressed with beverage, quality and its market potential, that he agreed to join the Board of Directors of Epec and to take an active role in promoting our new product.

Through various tasting events, and continued professional feedback, the consistent message was our unique spirit should be positioned as a whiskey. Both because of its aroma and flavor notes, and also because of how much more attractive the whiskey market is for a super-premium dark craft spirit, whiskey seemed our best opportunity. In the summer of 2015, in concert with Jersey Artisan Distilling, we received a Certificate of Label Approval ("COLA") to officially make our new spirit product as a recognized whiskey—Sorgho Whiskey®.

Returning to Mr. James F.C. Hyde and his 1857 work, "Chinese Sugarcane", we noted the most commonly used word to describe sweet sorghum then was "Sorgho". Leaning once again on J.F.C. Hyde for our branding foundation, Sorgho Whiskey® seemed the perfect brand for our new American grown whiskey category. In November 2016, we received final registration for the trademark Sorgho Whiskey® as well as the brand name James FC Hyde paying homage to the pioneer that first saw the potential of this unique crop in American agriculture.

With our trademark rights in hand, and knowledge of the favorable market dynamics affecting the $100+ billion global spirits market, we believe that that Sorgho Whiskey® affords us an incredible opportunity to monetize two of our key proprietary assets: 1) our stake in SCP Delta BioRenewables, with its experience and business plan to become the high volume, high quality, low cost producer of sorghum distiller's syrup; and 2) our 100% ownership interest in the Sorgho Whiskey® and our James FC Hyde® trademarks.

Now, to complete the value chain and fully realize the potential value of our holdings, our plan is to integrate between those end points, by adding spirit production and distribution as a core competency through the acquisition of our current distiller, Jersey Artisan, as well as by enhancing our marketing efforts, business development and market reach.

Ownership in Subsidiaries and Affiliate Companies

Presently, Epec has a proprietary interest in the following companies in Delta Bio Renewables, LLC, The Sorgho Alliance Corp., and Epic Spirits, Inc. Moreover, the Company entered into a binding Letter of Intent in June 2017 with Jersey Artisan Distilling, Inc. relating to the acquisition of the Distillery. More information on each entity and the anticipated acquisition is provided herein.

1. Delta Bio Renewables, LLC

The foundation of our SCP effort began with our investment in Delta BioRenewables, LLC ("DBR") in 2012. As of the date of this Offering, Epec owns an approximately 14% equity stake of DBR and manages its interests through Board seats held by our Executive Chairman Steven Vanechanos and CEO Ron Miller. DBR has entered into a license agreement with Epec under which DBR and Epec collectively establishing quality standards for the sorghum syrup that can be used to make licensed Sorgho Whiskey® and DBR is required to pay Epec a 5% fee on all syrup sold for the production of licensed Sorgho Whiskey®.

Since 2009, DBR's focus has been to become the high volume and quality, low cost producer of sorghum sugar/syrup. It's been doing so by first incorporating as much sugar cane automated production equipment and technologies as practical into its own sorghum sugar processing operation. Further, it has developed proprietary technology, methods, best practices and techniques that are sorghum sugar extraction/processing specific (not necessarily applicable to sugar cane industry). Located in Memphis, Tennessee, DBR plants, grows and harvests sorghum on its own controlled acreage. It then crushes the harvested sorghum into sugar juice and other byproducts. Taking the raw sugar juice through a proprietary clarification and evaporation process, DBR is able to produce a clear, high quality distiller's syrup. DBR distiller's syrup is what we used to produce Sorgho Whiskey®.

2. The Sorgho Alliance Corp.

The Company formed a wholly-owned subsidiary, The Sorgho Alliance Corp. (f/k/a the Sorghrum™ Alliance Corp.), for the purpose of launching our Sorgho Whiskey® brand and to handle all future licensing opportunities of the mark to sorghum sugar producers and Sorgho Whiskey® distillers, which will then be responsible for: 1) developing product standards (for both sorghum distiller's sugar and Sorgho Whiskey® spirits); 2) licensing use of the trademark to producers of sorghum sugar and distillers of Sorgho Whiskey®; and 3) managing compliance and the enforcement of its mark and licensing agreements. The Sorgho Alliance, Inc. will receive license fees from trademark users and other companies seeking to market Sorgho Whiskey® spirit products.

The Sorgho Alliance Corp. ("SA"), on July 18, 2015, entered into a certain licensing agreement with Jersey Artisan Distilling, Inc.. Under terms of the licensing agreement, SA granted Jersey Artisan the license and privilege to use the brand and mark "Sorgho Whiskey®" in connection with the manufacturing, marketing, sale and distribution of approved spirits products pursuant to the product ingredient standards adopted by SA. The license is paid on a semi-annual basis, terminates December 31, 2017, and shall be automatically renewed for consecutive one (1) year periods thereafter, unless terminated sooner in accordance with the terms of said agreement.

3. Epic Spirits, Inc.

The Company formed Epic Spirits, Inc. ("Epic Spirits") as a wholly-owned subsidiary to ensure that the first effort to launch the Sorgho Whiskey® spirit will be well resourced and highly dedicated. To that end, Epic Spirits will manage the production, marketing, and distribution of its own branded Sorgho Whiskey® – James F.C. Hyde Sorgho Whiskey®.

Epic Spirits, Inc., on July 18, 2015, entered into a certain licensing agreement with Jersey Artisan Distilling, Inc.. Under terms of the licensing agreement, Epic Spirits, Inc. granted Jersey Artisan the license and privilege to use the brand and mark "James FC Hyde" in connection with the manufacturing, marketing, sale and distribution of Sorgho Whiskey® spirit products. Jersey Artisan provides all of the production, regulatory, logistics and administrative services necessary to support the distribution of James F.C. Hyde Sorgho Whiskey®. Under the agreement, Jersey Artisan is further responsible for sales and distribution as well as maintaining compliance with the Federal Alcohol Tax and Trade Bureau and all other government regulatory agencies, including obtaining formula and label approvals; securing all necessary permits and licenses for the purpose of being the legal "bottler"; and obtaining and maintaining all necessary state and federal government approvals for the production and sale of James F.C. Hyde products. Epic Spirits, in turn, at its discretion, may provide Jersey Artisan with the necessary working capital to finance the initial and on-going inventory needs, and additionally shall be responsible for market and brand development, as well as demand generation. The license was renewed on December 31, 2016, and is eligible to renew for two (2) additional one (1) year periods unless terminated sooner in accordance with the terms of the agreement.

By leveraging Jersey Artisan's existing infrastructure assets on an outsourced basis, we believe the terms of the agreement are consistent with Epec's overarching strategy of continuing to execute our business plan while minimizing our risk profile and capital expenditures permitting us to maintain a capital lite footprint.

4. Jersey Artisan Distilling, Inc.

Jersey Artisan Distilling, Inc. ("JAD" or the "Distillery") is a craft Distillery owned and operated by master distiller Brant Braue. JAD was founded in 2011 and currently has no employees and engages independent contractors to provide services to the Distillery. JAD manufactures four traditional brands of spirits, including James F.C. Hyde Sorgho Whiskey®. It prides itself as making spirits in classic styles, using modernized versions of the techniques that have made spirits great since colonial times. The Distillery is located at 32C Pier Lane West, Fairfield, NJ 07004. For more information on the Distillery, visit its website available at: https://www.jerseyartisandistilling.com/ or schedule a tour or tasting room session with Master Distiller Brant Braue.

On May 30, 2017, Epec and JAD entered into a binding letter agreement relating to the potential acquisition of JAD. The letter agreement outlined an all stock deal in which 100% of JAD's assets, including the assumption of liabilities, contracts, licenses, and permits would be acquired by Epec for $400,000, payable in common shares of stock of Epec, at the strike price of $.05 per share. JAD's book value at the time of the purchase and sale transaction shall be no less than $84,000; however, in such event, the purchase price shall be reduced respectively. Epec is in the process of performing a comprehensive due diligence inspection on JAD in relationship to the contemplated transaction. The parties are required to enter into a definitive Stock Sale Agreement upon closing.

Government/Regulatory Approval and Compliance of the Distillery
The Company relies upon a third party licensed distiller - JAD - for production and sales. Distilleries in the United States are subject to extensive federal, state and local laws and regulations, which are subject to change over time, including but not limited to the Federal Alcohol Administration Act, U.S. Customs Laws, Internal Revenue Code of 1986, and the Alcoholic Beverage Control Laws of all fifty states. The U.S. Treasury Department's Alcohol and Tobacco Tax and Trade Bureau ("TTB") regulates the production, blending, bottling, sales and advertising, and transportation of alcohol products. The Distillery's production operations are regulated by the state of New Jersey, and its sales and marketing activities are regulated by each state in which it markets products. Also, each state regulates the advertising, promotion, transportation, sale and distribution of alcohol products within its jurisdiction. The TTB Permit does not need to be renewed annually, whereas the New Jersey distiller's license is renewed every 12-month period.

The Company and JAD are also subject to U.S. regulations on the advertising, marketing and sale of beverage alcohol. Labeling of spirits is also regulated in many markets, varying from health warning labels to importer identification, alcohol strength and other consumer information. All beverage alcohol products sold in the U.S. must include warning statements related to risks of drinking beverage alcohol products. The distribution of alcohol-based beverages is also subject to extensive federal and state taxation in the U.S. The Distillery's licenses and permits could be revoked, suspended, or denied renewal cause at any time if the government determines that the Distillery's conduct violates applicable regulations. The Company believes that it and JAD is/are in material compliance with applicable federal, state and other regulations. However, the Company and JAD operate in a highly regulated industry which may be subject to more stringent interpretations of existing regulations. Future compliance costs due to regulatory changes could be significant.

The Distillery is dependent on the following regulatory approvals:

· Distillery's TTB Basic Permit, which was first granted in 2013.
· Distillery's NJ Craft Distillery license, which was first granted in 2013.

Expenditures for compliance with federal, state and local environmental laws and regulations are fairly consistent from year to year and are not material to the Company
and/or JAD. Such expenditures were approximately $1,000 for JAD in 2016. No material change is expected in fiscal year 2017.

Financial Overview

Our James FC Hyde Sorgho Whiskey® has had limited exposure in limited markets. As an early-stage company, our operating history is very limited, making it difficult to assess the Company's present and future financial condition. Although the Company's Sorgho Whiskey® has reached record levels of retail penetration and pull through demand, there is no guarantee that revenue from this product will continue to grow or that the product will continue to generate revenue.

We are in the early stages of launching a new spirit which will take considerable capital for marketing and to increase inventory levels to support our growth efforts. We will also need capital to complete our goal of commercializing sorghum and further develop the strategic supply chain partnerships. We therefore believe that losses will continue into the foreseeable future albeit with higher revenues as our products gain acceptance in the marketplace.

2015-2016 Financial Highlights

Revenue - Total Revenue for 2015 was zero which increased to $30,747.00 in 2016. Revenue in 2016 was almost exclusively from royalties from a license agreement with Jersey Artisan Distilling ("JAD") for our James FC Hyde Sorgho Whiskey® brand.

Operational Costs - Operational costs for 2015 were $292,292.00 and increased to $313,052.00 for 2016 due to a an increase in marketing and promotional expenses.

Net Income from Operations (deficit) - Net Income from operations were negative for both 2015 and 2016, with 2015 closing at -$292,292.00 and 2016 closing at -$282,305.00. The improvement from 2015 to 2016 can be attributed largely to the increase in revenue.

Short Term Cash Requirements

If we successfully raise at least $500,000 in this offering, the proceeds will provide sufficient funding for the Company through approximately June of 2018. Because of the nature of our business, which requires substantial capital investment in both i) marketing to develop brand awareness and increase sales; and ii) inventory accumulation because of an 18-month seed to bottle product cycle. We do not expect to break-even before requiring additional funding. The Company plans to seek up to $2,000,000 in additional funding following the completion of this Offering to provide additional financial liquidity.

Capital Expenditures and Other Obligations

The Company has not made any material capital expenditures in the past two years. The Company does not intend to make any material capital expenditures in the future except potentially in connection with the acquisition of JAD and potential plant improvements.

2017 Financial Outlook

The below profit and loss estimates are only projections and are subject to significant deviation. Please also refer to "Risk Factors", which should inform and qualify the below projections.

The company anticipates having a projected 2017 year end loss of approximately $341,255, with total revenue estimated to be approximately $142,173 and total operating costs estimated to be approximately $483,428. The increase in anticipated expenses (s) are related to the acquisition of Jersey Artisan Distilling and increase marketing / advertising / and promotion expenses. Difficult estimate because of exact timing of acquisition. We expect revenue and expenses will be consistent with 2016 numbers.

We expect that the proceeds of this Offering will improve our liquidity and provide additional working capital for the Company and capital to pursue further inventory accumulation and marketing and brand building activities Additionally, the Company intends to seek other funding sources in 2017, but there is no guarantee the Company will be successful.

It is important to note that the growth we have seen with James FC Hyde Sorgho Whiskey® is not indicative of the future growth should we successfully acquire JAD as the business model will be materially different post-acquisiton. Our past revenues were from licensing fees for our James FC Hyde Sorgho Whiskey® brand.

Post-acquisition of JAD, we will be realizing revenue from the sale of spirits, and adding the costs of operating a distillery. There is a substantial likelihood that our historical results or cash flows prior to the acquisition of JAD will not continue to develop in the same way as they have in past years, given the new and different economic model.

We do not enter into investments for trading or speculative purposes. Our cash and cash equivalents are invested exclusively in demand deposit accounts that are currently providing only a minimal return.

Liquidity and Going Concern

The Company's financial statements were prepared on a going concern basis. The Company currently does not have any significant revenue and is experiencing significant losses. These factors raise an uncertainty about its ability to continue as a going concern. Management has financed the Company's operations principally through loans from the founders and related parties and through sales of its common stock. The Company intends to raise money through this offering and subsequent private equity financings to fund its working capital needs. Management cannot provide any assurances that the Company will be successful in completing these financings and accomplishing any of its plans.

The proceeds of this Offering will be used for marketing of our spirit products, increase inventory levels and the continued establishment of the supply chain; therefore, it is imperative for this Offering to be successful. The Company's capital reserve and other source of revenue are limited and will not be sufficient to reach our stated goals.

Previous Capital Raises

The Company's issued and outstanding securities are owned by 99 shareholders. There are no beneficial owners of 20% or more of the Company's outstanding voting equity securities, calculated on the bases of voting power.

In or about December 2008, the initial founders entered into a securities purchase agreement with the Company for the issuance of 20,750,000 shares of common stock at a price of $0.0001 per share for aggregate proceeds of $2,075.00.

From December 7, 2008 and ending October 19, 2009, the Company entered into a series of securities purchase agreements for the sale of 1,670,000 shares of common stock at a price of $0.25 per share for aggregate proceeds of $417,500, and a single purchase agreement for the sale of 250,000 shares of common stock at a price of $0.10 per share for aggregate proceeds of $25,000.

From May 17, 2012 and ending June 8, 2012, the Company entered into a series of securities purchase agreements for the sale of 4,400,400 shares of common stock at a price of $0.05 per share for aggregate proceeds of $370,000 and a single securities purchase agreement for the sale of 20,000,000 shares of common stock for aggregate proceeds of $600,000.

From November 1, 2015 and ending March 23, 2017, the Company entered into a series of securities purchase agreements for the sale of 5,937,917 units consisting of one share of common stock and one warrant at a price of $0.06 per share for aggregate proceeds of $356,275.

The difference in warrants numbers between the financial statement data and the more current info in the form C is that ~1.5M warrants were issued in 2017 with the end of the 2015 offering and 333,333 warrants were exercised.

Related Party Disclosure

On August 12, 2015, one of the Company's Directors, Glenn Pohs, advanced $25,000 to pay for various activities of the Company. Such amounts are payable upon demand and accrue interest at 10% per annum. As of December 31, 2016, and December 31, 2015, accrued and unpaid interest totaled $3,466 and $966 respectively.

Cash in Bank/Burn Rate

On June 30, 2017, the Company had approximately $14,500 in available cash and averages a burn rate of approximately below $12,500 per month. Our current runway is approximately one month. The Company expects that its monthly expenses will continue to increase over time and that it might outpace anticipated revenue increases. Also in connection with our anticipated acquisition of JAD our operating overhead will increase. These factors would increase our monthly burn rate.

Our officer's comp is a discretionary cash expense. Meaning without paying it we have 3 month runway. When cash isn't available it doesn't get paid. We will not fail if wefunder raise fails. We will rely on insiders for short term interim borrowing and return to PPM to accredited investors.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

C. engaging in savings association or credit union activities?☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://jamesfchyde.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Epec Holdings Inc Convertible Note 3.6M Early Bird
- Epec Holdings Inc Convertible Note 4.5M
- Epec Holdings Inc Convertible Note Note Purchase Agreement

Appendix C: Financial Statements

- Financials 1

Appendix D: Director & Officer Work History

- Brian Van Flandern
- Glenn Pohs
- James R. Hyde
- Ron Miller
- Steven Relis
- Steven Vanechanos
- Steven W. Heller

Appendix E: Supporting Documents

INVEST IN EPEC - JAMES F.C. HYDE SORGHO WHISKEY

Pioneering a gluten-free, 100% American-grown sorghum whiskey

> *Sorghum is the primary ingredient of history's oldest and most popular spirit, Chinese Baijiu, and now we're using it to make a brand new type of American whiskey the world has never tasted. James F.C. Hyde Sorgho® Whiskey's unique combination of flavor and aroma notes delight the palate, whether neat, on the rocks, in classic cocktails like a Manhattan or to inspire new world class cocktails. But don't just take our word for it–The Whiskey Wash gave us a 5/5 rating, a best in category.*

Steve Vanechanos
EXECUTIVE CHAIRMAN OF THE BOARD, EPEC - JAMES F.C. HYDE SORGHO WHISKEY

Convertible Note

$4.5M valuation cap | **3%** interest

A Convertible Note is debt that converts to equity. If you invest, you're betting the company will be worth more than $4.5M in the future.

> **EARLY BIRD BONUS: $3.6M Valuation Cap**
> Investors who fund the first $300,000 of this fundraise will invest at a $3.6M Valuation Cap.

OUR AMBITION

To pioneer a new category of American whiskey that rivals bourbon and rye. We believe sorghum will revolutionize the liquor industry, and we plan to lead the charge. Our team is led by a world renowned mixologist and business executives who have built multi-million dollar businesses. Sorgho Whiskey is already distributing in 4 states and Washington D.C., and we're planning to launch in 4 more major states this year.

KEY FACTS

- Distribution in 4 U.S. states and Washington D.C.
- "Best in category" and 5/5 rating from The Whiskey Wash
- Closed Q4 2016 with 100 cases sold
- Partnerships with America's sorghum growers. including National Sorghum Producers and United Sorghum Checkoff Program
- Hundreds of thousands of dollars and nearly two years invested in perfecting recipe and aging process
- Major investment in Delta BioRenewables, the U.S. sorghum technology leader
- Nearly 30,000 Facebook likes
- Previously served by "The World's Best Bar," and currently sold on Encore, the newest ship of the luxury cruise operator Seabourn

DOCUMENTS

- Barrons feature.pdf
- Promotional flyer.jpg
- Letter from Security Traders Association of New York.pdf
- THE_CHINESE_SUGAR_CANE.pdf
- Video Transcript

jamesfchyde.com f *from Plantation FL*

ADVENTURE ALCOHOL DISTILLERY COMMUNITY FOOD COCKTAILS BARS & CLUBS COCKTAILS DISTILLERY

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JAMES F.C. HYDE
1857
ORIGINAL
SORGHO
WHISKEY

233
investors

$219,405
raised of $100K-$1M goal

$100 min
by Wefunder Portal LLC

INVEST

WHY I LIKE EPEC - JAMES F.C. HYDE SORGHO WHISKEY

I am a proud investor in Sorgho Whiskey for several reasons.

First, it's a remarkable whiskey with an uncanny smoothness accompanied by a very appealing set of flavor and aroma notes.

Second, the sheer size of the opportunity. It boggles my mind, with the excellent quality of this sorghum whiskey, and with Chinese Baijiu being the world's oldest and most popular spirit made primarily from sorghum, that nobody thought to make an American sorghum whiskey before now. The sky's the limit for James F.C. Hyde Sorgho Whiskey's potential.

Third, the American whiskey market is hot, especially in the premium and super premium segments, both in the U.S. and abroad.

Fourth, the company did a great job... READ MORE



Dr. Mike Piegari

INVESTOR IN SORGHO WHISKEY AND PRACTICING GYNECOLOGIST

THE BUZZ ABOUT EPEC - JAMES F.C. HYDE SORGHO WHISKEY

The keys to our success have been a commitment to progress, and dedication to creating the cutting-edge of cocktails. It is with this in mind that we are beyond excited to provide our "stage" for the introduction of the revolutionary James F.C. Hyde Sorgho Whiskey.

Sean Muldoon

Co-founder of The Dead Rabbit, named "World's Best Bar" by the Tales of Cocktail Spirit Awards

I imagine that you receive a lot of positive feedback; because, from the comments I heard, it was clear that everyone thought the James F.C. Hyde Sorgho Spirit was the best whiskey they had ever tasted!

Kimberly Unger

CEO of The Security Traders Association of New York, Inc., who invited Epec Holdings, Inc. to supply STANY's First Wall Street Bootleggers' Tasting

No Logo

Is Whiskey Gluten-Free? What You Should Know

Most experts in celiac disease have concluded that distilled alcoholic beverages made from gluten grains-including whiskey, commonly made from barley-are gluten-free (at least to the U.S. Food and Drug Administration's standard of less than 20 parts per

September 10, 2017 @ verywell.com

National Sorghum Producers
the voice of the sorghum industry

August 30, 2017 @ sorghumgrowers.com

No Logo

JAMES F.C. HYDE SORGHO WHISKEY

Sorghum is the primary ingredient of history's oldest and most popular spirit, Chinese Baijiu, and now even used to make a brand new type of American whiskey the world has never tasted. James F.C. Hyde Sorgho® Whiskey's unique combination of flavor

August 9, 2017 @ investorclub.growbusinessfinder.com

food network

Shake It Up

It's cocktail time. Ina is preparing three incredible easy canapes special enough for the holidays and all year round. There's fresh Salmon Tartare, Sopressata With Cheese in Puff Pastry and Chipotle and Rosemary Roasted Nuts.

July 28, 2017 @ foodnetwork.com

Newton, MA - Newton's First Mayor

His concern for the natural environment led Hyde, in 1852, to organize, with others, the Newton Centre Tree Club "for the purposes of beautifying the roads and commons in Newton Centre". Although it lasted less than three years, the Club was, in

July 18, 2017 @ newtonma.gov

Cigar Pairing with a Manhattan - Martinez Cigars

With summer officially upon us it's time to find a nice cigar pairing for a refreshing summer drink. Many summer cocktails can be a little too sweet and others can have too much citrus or are heavily carbonated.

June 22, 2017 @ martinezcigars.com

Wall Street's Latest Tipple: Sorghum Whiskey

Had a tough day in the market? You may need a drink, and Jim Hyde, who helps run the New York Stock Exchange's options markets, has just the ticket-James F.C. Hyde Sorgho Whiskey. Developed by Hyde, the whiskey is made from sweet sorghum at

June 6, 2017 @ barrons.com

Ex-Aventine CEO and biofuels consulting partner launch sorghum whiskey business

PEKIN - Ron Miller is an oil man who got caught up in the spirited world of biofuels. Miller joined Texaco in 1971, following in the footsteps of his father who went to work for Texaco in the oil fields of southern Oklahoma in 1945.

June 6, 2017 @ pjstar.com

Sorghum Market - Trends and Forecasts by Technavio

Technavio’s latest report on the global sorghum market provides an analysis on the most important trends expected to impact the market outlook f

June 5, 2017 @ businesswire.com



James F.C. Hyde Whiskey

James F.C. Hyde Original Sorgho Whiskey Spirit: Sorgho Whiskey; 86 Proof (43% Alcohol) Retail Price: $45 Whiskey can be made from any grain. Typically American whiskey uses corn which makes up at least 51%, especially if its bourbon. From there

January 15, 2017 @ acanreview.com

Understanding the Riddle of Sorghum Whiskey - The Whiskey Wash

Editor's Note: This article is in part a report by multiple writers from our site. Primary article credit goes to Savannah Weinstock, including in the reviews portion. Editing and co-management of the non-review portion is by managing editor Margarett

November 10, 2016 @ thewhiskeywash.com

Get to Know Sorghum

If you were raised in the South, chances are you're familiar with sorghum, especially as a flavorful syrup for pancakes or biscuits. This whole grain is actually one of the most important cereal crops in the world, and it can be used in so many ways! What is

August 19, 2016 @ wholefoodsmarket.com

Glutenfrei: Whiskey aus Sorghumhirse - James F.C. Hyde Sorgho Whiskey

Aus Zentralafrika stammt sie ursprunglich, die Sorghumhirse, ein Sußgras, das als Nahrungs- und Futtermittel verwendet wird. Auch zur Bierherstellung wird es verwendet, so zum Beispiel fur Dolo in Westafrika, Pombe in Ostafrika und Merisa im

June 4, 2016 @ whiskyexperts.net

Food-grade sorghum market set to grow! - American Sorghum

Grain sorghum, it's what's for breakfast. Glenn Schur, Plainview, Texas, grain and cotton producer, says the food grade grain sorghum, Onyx, he grew for the first time last year could offer new opportunities for Southwest farmers looking for alternative

April 9, 2014 @ americansorghum.com

A New Category of Whiskey—100% American-Grown Sorghum

We've created an exceptionally smooth and rare whiskey from the gluten-free and environmentally friendly sorghum plant, one of the world's finest natural sweeteners.

Sorghum, or sorgho, has been the primary ingredient of the oldest spirit in history, Chinese baijiu, for over 5,000 years. Today, Chinese baijiu is by far the most popular alcohol in the world, with 1.1 billion cases sold in 2016.


JAMES F.C. HYDE
1857
ORIGINAL
SORGHO
WHISKEY
100%

The American Market for Sorghum Spirits is Untapped

And we are proud to say we're one of the first sorghum whiskeys on the shelf.

In early 2016, James F.C. Hyde Sorgho Whiskey was officially approved a "whiskey," and we are already propelling sorghum whiskey to become a rival of bourbon and rye.



Our customers LOVE the taste of James F.C. Hyde Sorgho Whiskey

"Smooth, versatile and delicious! I've recommended James F.C. Hyde to many of my friends who swear they don't like whiskey, and they find they LOVE this whiskey.
- Geri Miller (5-Star Facebook Review)

"I was a Jameson Irish Whiskey drinker until I tried James F.C. Hyde. It goes with everything, especially a good cigar. I would highly recommend this unique spirit."
- Randy McAdam (5-Star Facebook Review)

The Whiskey Market is Booming

The time has never been more ripe for a revolutionary new whiskey to enter the arena.

The global spirits market is worth $100+ billion and is growing at 4.5% annually. American whiskey (Bourbon, Tennessee, and Rye) was up 7.7% in revenue in 2016. As a sorghum spirit, we also plan to tap into the $80 billion market of Chinese baijiu.



48 Million Cases Sold in 2016
50M
40M
30M
20M
10M
0
2010
2012
2013
2014
2015
2016
9-Liter Cases of North American Whiskey Sold (Millions)

10,000,000
Cases of super premium whiskey sold per year

$5 billion
Addressable Market

8%
super premiums market annual growth

We're off to a Quick Start after just a Year

We've secured licensed distributors in New York, New Jersey, Maryland, Florida, and Washington D.C. The Dead Rabbit, which was named "The World's Best Bar" by the Tales of Cocktail Spirit Awards, previously served our "Hyde and Seek" punch to their patrons upon entry. Currently, Sorgho Whiskey is being sold on Encore, the newest ship of the luxury cruise operator Seabourn. The company is also planning to serve our product on the entire fleet.

5,700

Retail locations served by our distributors

5/5
rating from The Whiskey Wash (Best in Category)

25,120
Facebook Likes in less than a year

What's next for Sorgho Whiskey?

This year, we're planning to launch into 4 major states.


Washington D.C.
Current Distribution
2017 Expansion

Marketing Strategy

We are using technology neglected by traditional whiskeys, such as social media and crowdfunding, to rapidly build up a community of brand ambassadors. Our board member, Brian Van Flandern, named America's Top Mixologist by Food Network, will also actively promote our product by building relationships with the nation's most prominent writers, restaurants, bars, and mixologists.

Use of Funds

Our next goal is to acquire our distiller, Jersey Artisan Distilling, so we can begin gaining control over our entire supply chain. We've already secured a strategic investment (15%) in Delta Biorenewables, the company with the sorghum technology necessary to scale production to hundreds of thousands of cases per year. In 2017, we also plan to expand distribution into Nevada, Texas, Tennessee, and Kansas.

TOGETHER, WE'LL DISRUPT THE WHISKEY INDUSTRY



James F.C. Hyde Sorgho Whiskey is not just a whiskey like no other–a new gluten-free American whiskey of remarkable smoothness and the highest quality, made from nature's miracle crop, sorghum, and possessing unlimited and untapped potential. It is a whiskey hell bent on revolutionizing two American industries, forever changing the landscape of both 1) the American whiskey market with a new Sorgho Whiskey "category" akin to bourbon and 2) the American agricultural landscape by launching sorghum as a mainstream ingredient in the American spirit market.

Most people would be content to revolutionize ONE. Why do we think it's within our grasp to revolutionize TWO?

Here's what we see that illuminates our revolutionary vision:

- Nature's miracle crop, sorghum, is remarkably environmentally friendly, produces a spectacular gluten free new American whiskey, and is untapped in the American market, yet possesses unlimited potential.

- Sorghum is the primary ingredient of the most popular spirit on earth (Chinese baijiu, with over 1.1 billion cases sold last year).

- We've been making technology investments in the American sorghum supply chain since 2012, and those investments have resulted in our ability to produce sorghum's "rare and delicate sugars" with unprecedented efficiency in terms of both volume and cost.

- America's sorghum growers, through the National Sorghum Producers & United Sorghum Checkoff Program, and at the grassroots level, are lining up behind our effort.

Call us cocky, or arrogant or simply crazy. But we believe: 1) the global economic potential for a new American Whiskey made from sorghum is near limitless and 2) if we can capitalize on that economic potential, we have intellectual property protection in place and control the strategic choke points along the supply chain, which will deter potential competitors.

Should that vision become reality, the result? A new American whiskey which will forever change the whiskey market. And a new, high value add cash market, forever improving the life of America's sorghum growers.

You can help us leave our footprint on the world. Join us and our 28,000 Facebook fans in the Sorgho Whiskey Revolution. Help us get to the next level by investing your hard earned dollars. And if you appreciate great American whiskey, try Sorgho–we're confident you'll become a loyal customer, an advocate and a brand ambassador spreading the word of this revolutionary new American whiskey–James F.C. Hyde Sorgho Whiskey–a whiskey like no other.

The adventure goes on. Become a part of it and come along for this exciting ride.



Steve Vanechanos

SHOW LESS

MEET THE FOUNDERS

Sorgho Whiskey's founding team doesn't look like the typical liquor company team, but that's our advantage. We are public company and wall street professionals with extensive experience in managing supply chains and attracting investors. With our expertise in internet technology and digital
marketing, we are uniquely qualified to build a brand and community that surpasses those of traditional whiskeys, who have failed to adopt the Internet as a growth tool. We expect our investors to join us as brand ambassadors who will use their unique talents to help us disrupt the whiskey industry!



Steve Vanechanos

Executive Chairman of the Board

Board member of the Sweet Sorghum Association. Previously CEO of DynamicWeb, which was sold at a $50 million valuation. He was also a member of the American Stock Exchange Board of Governors.



Brian Van Flandern

Board of Directors - Strategic Industry Relations

World renowned Michelin 3-Star mixologist and cocktail book author. Named America's Top Mixologist by the Food Network. Featured in dozens of publications and TV shows, and sold 100,000 book copies.



James Hyde

Vice Chairman of the Board

Former Vice Chairman of the American Stock Exchange. Proud St. Johns graduate.



Ron Miller

Co-Vice Chairman

Early ethanol pioneer as President/CEO of Fortune 1000 Aventine Renewable Energy. Founding member/chairman of the Renewable Fuels Association. Named "Entrepreneur of the Year" by Ernst and Young.



Glenn Pohs

AND THE REST OF THE TEAM



Jim Salzano
Publicity Director



Steven Relis
Chief Financial Officer



Jeff Griffith
Creative Director



Steven Heller
Corporate Secretary

RAISED $1,988,180 FROM 233+ INVESTORS

$25,000	$417,500	$600,000	$370,000	$356,275	$219,405
October 2009	October 2009	February 2012	June 2012	March 2017	In Progress
PRICED ROUND	PRICED ROUND	PRICED ROUND	PRICED ROUND	PRICED ROUND	



Barnaby Zelman

Career in international trade and specialty chemical exporting and licensing worldwide. Pilot, investor, collector, and family man.



Lorissa DeLaet



Ed Watson



Craig Vom Lehn

MBA, BS in Accounting, expert in Strategy and Financial Planning/Analysis. Family man and dividend investor in Gilbert, AZ



Matthew T Sorensen

Investor. Long emerging markets, real estate, vixy, micro private equity.



Mark Vicere

MORE INVESTORS

DETAILS

What is James FC Hyde Sorgho Whiskey? ^

– COLLAPSE ALL

It's the most unique and innovative American whiskey – since the Civil War, a whiskey like no other - made from American grown, gluten free sorghum.

Armed with trademark protection for Sorgho Whiskey, our ambition is to catapult Sorgho Whiskey success into new whiskey category status, placing it on equal footing with bourbon whiskey, scotch whiskey, rye whiskey, etc.

In that context, our James FC Hyde branded Sorgho Whiskey is the tip of the spear. The original brand launching Sorgho into the mainstream of the American whiskey market.

What is sorghum? ^

We like to refer to it as "nature's miracle crop". Why would we say that? Well imagine a crop that produced both an abundance of sugar like sugarcane, AND an abundance of grain like corn, but can be grown in places neither can AND is gluten free. That's sorghum.

Environmentally respectful and spartan in its use of inputs yet generous in its bounty.

Biologically, sorghum bicolor, is an ancient grass (at least 10,000 years old)
indigenous to dry semiarid regions in places like Africa, China, Australia and India. It is the fifth most important cereal grain on earth. Because it can grow in harsh environments, and is usually grown without fertilizer or irrigation, it is one
of the most important staple foods for millions of poor rural people in the semiarid tropics of Asia and Africa. It is an incredibly efficient user of sunlight, water and soil nutrients. It can grow from seed to 12' – 14' in around 100 days.

Agriculturally, the United States Department of Agriculture ("USDA"), classifies
sorghum as a grain. In 2015, the US planted over 8 million acres and harvested nearly 600 million bushels of grain (aka "milo").

First record of sorghum in the US comes from a Ben Franklin journal in 1757 in which he writes about using sorghum to make brooms. Nearly a century later, sweet sorghum entered the US in 1854 when the US Patent Office, seeking an alternative to southern grown sugar cane made with slave labor, imported seeds from China. The plan? Hand out sweet sorghum to "free state" farmers, north of the Mason – Dixon line, and have them develop a sugar industry independent of
slave labor.

Three years into this effort a Massachusetts horticulturist, penned the first authoritative "best practices" book for planting, growing, harvesting and processing sweet sorghum. The book, "The Chinese Sugar Cane", published in 1857, and the horticulturist turned author, our namesake, Mr James FC Hyde. Hyde would later become Newton MA first mayor in 1874.

I would be remiss if I didn't talk about Chinese baijiu in the context of what is sorghum and its presence in spirits market? Chinese baijiu is one of the oldest spirits on earth, dating back at least 5,000 years. And shockingly to most Americans, it is the best selling spirit on earth. Its primary ingredient is sorghum.
In 2016 baijue sold 1.1 billion cases globally. Second place, vodka, less than half baijiu's volume with just under 500 million cases.

How big an opportunity is Sorgho Whiskey? ^

First, Yogi Berra is credited with having said, "It's tough to make predictions, especially about the future".

That said, let's start with a few historical facts to consider when thinking about the potential for Sorgho Whiskey. According to the Distilled Spirits Council the "American Whiskey Boom Continues". "American whiskey – Bourbon, Tennessee and Rye – continued to captivate U.S. consumers with volumes up 6.8 percent to 21.8 million cases and revenues up 7.7 percent to $3.1 billion" in 2016.

Then consider:

1) We've developed a disruptive spirit. What we call, "The most unique and innovative American spirit since the Civil War – a whiskey like no other - made from 100% American grown sorghum";

2) Its exceptional smoothness; its uncanny quality, it's made from one of the most environmentally friendly crops in the world, and it's gluten free;

3) We've been granted trademark protection for "Sorgho Whiskey" and our ambition is to elevate it to new American whiskey category akin to bourbon or rye;

4) We've made substantial investment in a our Sorgho Whiskey supply chain,
securing a strategic choke hold on the critical sorghum technology necessary to scale Sorgho Whiskey production to several hundred thousand cases per year;

5) While the American market for sorghum spirits is virtually untapped, sorghum is the primary ingredient used in the globe's most popular spirit, Chinese baijiu, shipping over 1.1 BILLION cases in 2016.

We like to think we've exercised a lot of foresight, anticipated the evolution of the disruptive market we're developing and we've laid a solid foundation capable of supporting a tall skyscraper. If we're as successful as we expect, we expect to be acquired by one of the big guys. And because we're a whiskey company that's built on a cornerstone of intellectual property, and because our potential is nearly unlimited, we expect the acquirer to acknowledge such with an unprecedented price multiple.

How did the company get started?

We started with some early experimentation in late 2013. We already had the sorghum farm and thought we were going to make biofuel. Then these cool sugars came out and it suddenly seemed like it would be a waste to burn them in cars. It made a lot more sense for us to say we should try to make a spirit out of this. If someone can make a good spirit out of sugarcane sugar, and our sugar's better than theirs, we should be able to make a good spirit out of sorghum.

We started doing some experiments with different distillers, and different leafs, and different leeching techniques. We did a bunch of that and finally settled on a formulation. It not only specified the sorghum syrup but the kind of yeast to use and the proof when it comes off the still. Then we put it in barrels. We always use new American oak, like what's required for bourbon. With the exception of starting with corn, we follow all of same the rules as the bourbon guys.

Our first label was approved as something other than whiskey. We had a legal label, bottled up some samples, and took them to an event called the Security Traders Association of New York. They were hosting a bootlegger event and it was the summer of 2015. It became our coming out party. We didn't sell anything and just shared samples. At that time we were calling the product sorghrum, a name we had trademarked. And when people asked us what it was we said it was kind of like whiskey. Mentally we had started to already position it as a whiskey. Next we applied to change our label and get into the whiskey family, and that happened very early in 2016.

How have sales been?

Sales began last spring for us from a standing start. It's no secret I'm an Internet geek (with a patent to prove it) and a Wall Street heavy (having been a Governor on the American Stock Exchange) but I'm new to this game. But like other games there are rules that govern it. Learn the rules. Learn to leverage core competencies and unique assets within the confines of the rule book, and the stage is set to compete and win.

One lesson I learned is that there is a fairly complex distribution channel consisting of a limited number of either state owned or state licensed distributors moving the vast majority of spirits from distilleries to retail outlets. They are the gateways to the 50 separate state markets. They are inventory warehouses. And they are logistics operations, buying in large quantities from distillers, then moving small quantities into the retail outlets. Manage the distribution channel and a spirit is well on its way to success. Simultaneously, stimulate consumers to buy it, and a spirit is a grand slam.

We've had some early success with distribution in our home state of NJ. We were picked up in our first year of sales by one of the largest in NJ, BreakThru Beverages servicing over 5,700 NJ accounts. In 2017 we've added some smaller niche players. But because of the nature of the distribution system (distributors place warehouse stocking orders which can last 3-9 months); when only a limited number of distributors are distributing a brand, sales are inconsistent. Months in which stocking orders are placed - sales spike up, months without stocking orders are near zero. As a for instance we had our first 100 case quarter in Q4 2016 (seasonality at work there too). Then had a 10 case single stocking order from a small distributor in Q1 2017.

But at this point in our development, stocking orders to distributors are nice - but they're not our critical metric. The metrics we focus on are: 1) new placement orders from distributors to retailers (they expand the availability of our Sorgho Whiskey and brand awareness of James FC Hyde throughout the distribution channel); 2) replenishment orders from those same retailers (indicates consumers are buying our whiskey - pulling it off the shelf); and 3) high profile strategic accounts that lend credibility to our James FC Hyde Sorgho Whiskey brand making future placements throughout the three tier distribution channel (distributor, retailers & consumers) easier. To maximize our return on marketing and sales dollars invested, and leverage the distributors sales force, we see our role as directly supporting their sales force with new account placements (#1) and a constant barrage of targeted digital advertising, creating brand awareness and consumer demand (#3).

With only a spartan budget for advertising and sales, we've still been able to increase our placements from about 30 retail accounts at the end of 2016 to more than double that (over 60) before the first half of 2017 is over. Included in those 65 accounts are four high profile strategic ones. Two Applebee's (a chain of 2,000 restaurants in North America) in Tinton Falls and Manalapan; Ocean Place Resort & Spa in Long Branch - the most luxurious beach front hotel in NJ, and we debuted on the virgin voyage of Seabourn's Encore cruise ship - the most luxurious cruise ship in the world. And we're seeing replenishment orders throughout our accounts.

How is 2017 going for you?

2017 has been an eventful year for us so far.

On the financing front, we began the year using a traditional financing strategy of Private Placements to limited number of high net worth accredited investors, and then discovered Wefunder and crowdfunding as an alternative. Now we're convinced that, in the era of crowdfunding, any business plan or business model predicated on brand building and consumer marketing, enhances its probability for success exponentially, can reduce the capital needed and can accelerate the process dramatically, by adopting a "community owned" form of ownership via WeFunder.

On the product marketing, distribution and sales front. we began 2017 with 35 retail outlets in our home market of NJ. We've nearly doubled that in the first six months of 2017. We began the year with about 14,000 Facebook likes. We more than doubled that in the first half of 2017.

On the supply chain partner front, we began the year with a third party distiller, Jersey Artisan Distilling, as the producer of our James FC Hyde Sorgho Whiskey
brand. We've since entered into a binding Letter of Intent to acquire JAD, further integrating our sorghum supply chain model from seed (planted in Memphis Tennessee by Delta BioRenewables) to bottle of James FC Hyde Sorgho Whiskey.

What is your marketing strategy going forward?

It's a long haul kind of approach. Brand building is a long deliberate exercise.

What's new is the power of social media. We use a layered hybrid model. A heavy dose of online brand building / brand awareness campaigns, paired with a support the brick and mortar folks on the ground campaign. Think in military terms. The online campaign is the air force preparing the ground or battle field for the army and marines, to make their job on the ground a lot easier.

It means we're running a coherent campaign. Every ad we run, has clear goals and objectives. We may not succeed with what it is we're trying to accomplish with an ad, but we know exactly why we're doing it. And every ad, complements every other ad.

What does that mean in plain English. Consider two states we're trying to break into because we perceive a home field advantage. Kansas (because it's the largest sorghum growing state in the U.S.) and Tennessee (because our whiskey begins life as Memphis sorghum). Even though we don't yet have distributors there permitting legal on the ground sales, we're running general brand awareness ads. Purpose? Create the conditions on the ground such that a distributor in one or both of those states will want to distribute James FC Hyde Sorgho Whiskey.

Once we acquire a distributor in a state like Kansas, we'll continue with the same statewide campaign, only amped up. Purpose? Help distributor sell to retailers. As retailers come aboard, another layer is added to the campaign. We bring a layer that is geographically targeted to consumers that live in the surrounding area to the retail establishments. Purpose? To help the retailers sell Sorgho Whiskey to consumers.

The case can be made, that my lack of experience and knowledge of the old formula for success in the spirit business, is an asset and not a liability. Why? Because the future path to success in this business is almost certainly dramatically different than the old formula. And I came into this with no preconceived notions about the right way to do it, only a desire to do it, an open mind and a great deal of insight into what was possible with digital marketing and advertising.

Why is your team the best team to make this a success?

Brian Van Flandern is a real celebrity in the industry. Brian is an American mixologist and an award-winning author who's been on TV. His most recent book featured recipes using Casamigos tequila, the tequila owned by George Clooney and Rande Gerber. When we do our promotional video, Brian gives us a lot of credibility. He's the spirits guy who is going to describe why sorgho whiskey and sorghum in general is such an important product.

Your experience is not what one would expect from a disruptive spirit entrepreneur?

That's probably true.

I'm guessing there are few other leaders who are Internet geeks, including the necessary Internet patent (granted 1999, USPTO #5884309). I'm also guessing there are few other leaders who were sitting governors of a national Stock Exchange – the American Stock Exchange, where I chaired its Technology Committee and served on its Audit and Finance Committees from 2005 – 2008.

But maybe – just maybe, given the world we live in in 2017, having a heavy Internet background plus a heavy Wall street background, are big pluses when trying to launch a new spirit? If one thinks about it, launching our new Sorgho Whiskey spirit requires building a brand. Plus it requires an inventory buildup
because aging delays time to market. And both brand building and inventory accumulation require substantial capital.

A leader, not so steeped in Internet technology or at home with Wall Street, the Securities and Exchange Commission and securities law would likely approach the brand building, and financing task, relying on traditional methods.

But in 2017, we're living in an age in which digit brand building and marketing, with social networking (like Facebook) and search (like Google & Bing), has fundamentally altered the dynamics of advertising. We're all familiar now with the concept of something going "viral". I'm not implying we're relying on "viral" behavior to drive our campaigns, but I point to the phenom of "viral" to illustrate
the full potential of the digital world. Unknown content can go from standing start, to huge "consumer" awareness, in an accelerated fashion, at a near zero cost basis.

The key, is to have a coherent strategy which takes full advantage of digital
capabilities, to accomplish marketing / brand building campaign goals at an accelerated pace, and a minimal cost, relative to more traditional practices. An example? In less than one year, we've taken our James FC Hyde Sorgho Whiskey
brand from a standing start, to have surpassed star craft, super premium. whiskey brands High West, Hudson Whiskey and most recently Angel's Envy, with nearly 30,000 Facebook "Likes". And on a four digit budget (ie under $10K).

Equally as relevant is how to approach the financing challenge in 2017. In
a word, Crowdfunding. With about a year of history behind it now, the contours of crowdfunding are becoming visible. When it's the right tool to use, there's been substantial prior success. From our vantage point there's two aspects to consider before going forward with crowdfunding. The first consideration: is it likely to achieve the fundraising goals? Second consideration: are there any
collateral benefits to be reaped by a successful crowdfunding campaign?

With our strategic focus on digital marketing, and our success with nearly 30,000 Facebook "Likes", a campaign to digitally market our stock, to both existing fans and beyond, seems right in our wheelhouse of core competency. As far as collateral benefits go, first one I see, is a digital outreach effort to market our stock, will naturally add to our existing digital brand building effort, allowing us to raise capital while brand building. The second one I see is a bit more subtle.

We know the path to success for a new retail brand is to rapidly expand the pool of people that like / care about it. As that pool expands, more people consuming more product guide sales higher, and more people advocating for the brand, talking and sharing and sampling with their friends, expands the size of the pool
even more. We expect even small investors, those investing as little as $100, will have a positive impact as new brand ambassadors and advocates.

What potential challenges worry you the most?

In Robert Browning's world of literature, "a man's reach should exceed his grasp". But in the real world, if a man's got an 8' gap to cross a chasm below, his reach better not be 7'11" or tragedy will follow.

The biggest worry I have, is the scope of our challenge / opportunity, and its potential to be beyond our grasp.

The nature of what we're doing developing the James FC Hyde Sorgho Whiskey brand, requires us to drag along the developing sorghum molasses supply chain. Developing a new whiskey brand, within a new whiskey category is a pretty heavy lift. Having to drag along the supply chain to insure available raw materials adds another layer of difficulty and another potential point of failure.

While I was developing ground breaking Internet technology, I followed one simple philosophy: buy what we can, invent what we must. That philosophy hasn't changed. The reality is, if we don't develop the supply chain for our raw material, nobody will, and our growth will be constrained. It's a non optional mission that goes hand in glove with success building the James FC Hyde Sorgho Brand.

But if we're able to successfully build the Sorgho Whiskey brand AND carry along the supply chain, our strategic advantage in the spirits industry is unmatched. And we should expect a sales multiple even more attractive than George Clooney's Casamigos Tequila.

What does success in the near future mean for you?

Success begins with transforming our ownership structure into a "community based" form with a successful and dynamic WeFunder offering. A successful offering not only delivers the necessary capital to forge ahead with our development plans, but brings with it an army of loyal supporters, committed to help make THEIR company successful.

Success is completing the acquisition of Jersey Artisan Distilling – our third party producer of James FC Hyde Sorgho Whiskey;

Success is continuing to expand the number of retail establishments in our home state of New Jersey, and to continue to amp up consumer demand there so our whiskey gets pulled off of shelves, and replenishment order flow expands and accelerates;

Success is breaking into several other key states we're pursuing because of perceived "home field advantages". Among these states are Kansas, Texas, Tennessee, Massachusetts and Nevada;

Success is rolling out Sorgho Whiskey from the Seabourn's Encore, fleet wide to include its other four ultra luxury cruise ships;

Success is further strengthening our relationship with America's sorghum growers, in the form of potential market development resources from United Sorghum Checkoff Program;

Success is completing the integration of google and bing search into our digital marketing campaign while continuing to enhance the impact of our social network brand building and advertising activities;

Success is continuing to build up our inventory in anticipating of surging demand for James FC Hyde Sorgho Whiskey;

And success is continuing to develop and strengthen our key supply chain partners – Delta BioRenewables and Jersey Artisan Distilling.

What are your biggest selling points as a business?

The baijiu and the sorghum point, is that the largest selling spirit on earth is made from sorghum. In the states we don't do anything. If you can get that point across, there's a huge untapped opportunity, and there's no real competition. We've got all of these advantages to dominate the space. It's a no brainer if you're betting on futures, which is really what it's about.

We'd like to think we laid the right foundation by having control of the supply, of the material that you need to build it, and having the intellectual property that assures that if we are successful we will own a trademark on sorgho whiskey. We really like to think we've done a lot of forethought and that we've laid a lot of the foundation in preparation for building a really tall building. If we're successful I expect to get bought out, because I'm not going to run this thing. When it turns into just running the trains on time, you need another leader. You need somebody not me.

Ownership in Subsidiaries and Affiliate Companies

Presently, Epec has a proprietary interest in the following companies in Delta Bio Renewables, LLC, The Sorgho Alliance, Inc., and Epic Spirits, Inc. Moreover, the Company entered into a binding Letter of Intent in June 2017 with Jersey Artisan Distilling, Inc. relating to the acquisition of the Distillery. More information on each entity and the anticipated acquisition is provided herein.

1. Delta Bio Renewables, LLC

The foundation of our SCP effort began with our investment in Delta BioRenewables, LLC ("DBR") in 2012. As of the date of this Offering, Epec owns an approximately 14% equity stake of DBR and manages its interests through Board seats held by our Executive Chairman Steven Vanechanos and CEO Ron Miller. DBR has entered into a license agreement with Epec under which DBR and Epec collectively establishing quality standards for the sorghum syrup that can be used to make licensed Sorgho Whiskey® and DBR is required to pay Epec a 5% fee on all syrup sold for the production of licensed Sorgho Whiskey®.

Since 2009, DBR's focus has been to become the high volume and quality, low cost producer of sorghum sugar/syrup. It's been doing so by first incorporating as much sugar cane automated production equipment and technologies as practical into its own sorghum sugar processing operation. Further, it has developed proprietary technology, methods, best practices and techniques that are sorghum sugar extraction/processing specific (not necessarily applicable to sugar cane industry). Located in Memphis, Tennessee, DBR plants, grows and harvests sorghum on its own controlled acreage. It then crushes the harvested sorghum into sugar juice and other byproducts. Taking the raw sugar juice through a proprietary clarification and evaporation process, DBR is able to produce a clear, high quality distiller's syrup. DBR distiller's syrup is what we used to produce Sorgho Whiskey®.

2. The Sorgho Alliance, Inc.

The Company formed a wholly-owned subsidiary, The Sorgho Alliance, Inc. (f/k/a the Sorghrum™ Alliance, Inc.), for the purpose of launching our Sorgho Whiskey® brand and to handle all future licensing opportunities of the mark to sorghum sugar producers and Sorgho Whiskey® distillers, which will then be responsible for: 1) developing product standards (for both sorghum distiller's sugar and Sorgho Whiskey® spirits); 2) licensing use of the trademark to producers of sorghum sugar and distillers of Sorgho Whiskey®; and 3) managing compliance and the enforcement of its mark and licensing agreements. The Sorgho Alliance, Inc. will receive license fees from trademark users and other companies seeking to market Sorgho Whiskey® spirit products.

The Sorgho Alliance, Inc. ("SA"), on July 18, 2015, entered into a certain licensing agreement with Jersey Artisan Distilling, Inc.. Under terms of the licensing agreement, SA granted Jersey Artisan the license and privilege to use the brand and mark "Sorgho Whiskey®" in connection with the manufacturing, marketing, sale and distribution of approved spirits products pursuant to the product ingredient standards adopted by SA. The license is paid on a semi-annual basis, terminates December 31, 2017, and shall be automatically renewed for consecutive one (1) year periods thereafter, unless terminated sooner in accordance with the terms of said agreement.

3. Epic Spirits, Inc.

The Company formed Epic Spirits, Inc. ("Epic Spirits") as a wholly-owned subsidiary to ensure that the first effort to launch the Sorgho Whiskey® spirit will be well resourced and highly dedicated. To that end, Epic Spirits will manage the production, marketing, and distribution of its own branded Sorgho Whiskey® – James F.C. Hyde Sorgho Whiskey®.

Epic Spirits, Inc., on July 18, 2015, entered into a certain licensing agreement with Jersey Artisan Distilling, Inc.. Under terms of the licensing agreement, Epic Spirits, Inc. granted Jersey Artisan the license and privilege to use the brand and mark "James FC Hyde" in connection with the manufacturing, marketing, sale and distribution of Sorgho Whiskey® spirit products. Jersey Artisan provides all of the production, regulatory, logistics and administrative services necessary to support the distribution of James F.C. Hyde Sorgho Whiskey®. Under the agreement, Jersey Artisan is further responsible for sales and distribution as well as maintaining compliance with the Federal Alcohol Tax and Trade Bureau and all other government regulatory agencies, including obtaining formula and label approvals; securing all necessary permits and licenses for the purpose of being the legal "bottler"; and obtaining and maintaining all necessary state and federal government approvals for the production and sale of James F.C. Hyde products. Epic Spirits, in turn, at its discretion, may provide Jersey Artisan with the necessary working capital to finance the initial and on-going inventory needs, and additionally shall be responsible for market and brand development, as well as demand generation. The license was renewed on December 31, 2016, and is eligible to renew for two (2) additional one (1) year periods unless terminated sooner in accordance with the terms of the agreement.

By leveraging Jersey Artisan's existing infrastructure assets on an outsourced basis, we believe the terms of the agreement are consistent with Epec's overarching strategy of continuing to execute our business plan while minimizing our risk profile and capital expenditures permitting us to maintain a capital lite footprint.

4. Jersey Artisan Distilling, Inc.

Jersey Artisan Distilling, Inc. ("JAD" or the "Distillery") is a craft Distillery owned and operated by master distiller Brant Braue. JAD was founded in 2011 and currently has no employees and engages independent contractors to provide services to the Distillery. JAD manufactures four traditional brands of spirits, including James F.C. Hyde Sorgho Whiskey®. It prides itself as making spirits in classic styles, using modernized versions of the techniques that have made spirits great since colonial times. The Distillery is located at 32C Pier Lane West, Fairfield, NJ 07004. For more information on the Distillery, visit its website available at: https://www.jerseyartisandistilling.com/ or schedule a tour or tasting room session with Master Distiller Brant Braue.

On May 30, 2017, Epec and JAD entered into a binding letter agreement relating to the potential acquisition of JAD. The letter agreement outlined an all stock deal in which 100% of JAD's assets, including the assumption of liabilities, contracts, licenses, and permits would be acquired by Epec for $400,000, payable in common shares of stock of Epec, at the strike price of $.05 per share. JAD's book value at the time of the purchase and sale transaction shall be no less than $84,000; however, in such event, the purchase price shall be reduced respectively. Epec is in the process of performing a comprehensive due diligence inspection on JAD in relationship to the contemplated transaction. The parties are required to enter into a definitive Stock Sale Agreement upon closing.

Industry Analysis and Competiton

Sales of distilled spirits reached nearly $72B in 2016, as strong growth in the whiskey segment drove demand for super-premium alcohol brands. The spirits sector saw volume growth of 2.4%, revenue growth up 4.5% and export volume growth up 6.8%. High end premium and Super Premium categories drove case growth and revenue growth. In the American whiskey segment, High End Premium revenues were up 5.7% to $1.8B as the price category's revenue leader, Super-Premium volume sales were up 11.8% as the price category's volume increase leader, according to The Distilled Spirits Council. Overall, American whiskey sales were up 6.8% in volume to 21.8M cases, and revenues were up 7.7% to $3.1B in sales.

The Distilled Spirits Council has determined that several factors are contributing to the spirits industry's steady growth, including:

- the American Whiskey trend has plenty of room for growth, with the country trending back to historic levels of whiskey consumption.
- Consumer demand for brands with authentic, interesting backstories.
- Local distilleries drive interest in overall spirits category and help modernize state and local laws.
- Cocktails uniquely positioned to meet adult millennials' demand for unique experiences.
- Spirits are now a fixture in popular culture and have become part of the norm.

Over the past decade plus, the U.S. wine and spirits industry has undergone dramatic consolidation and realignment of brands and brand ownership. The number of major importers in the U.S. has declined significantly. Today there are eight major companies: Diageo PLC, Pernod Ricard S.A., Bacardi Limited, Brown-Forman Corporation, Beam Suntory Inc., Davide Campari Milano-S.p.A., Remy Cointreau S.A. and Constellation Brands, Inc. A proliferation of new products and new expressions of existing brands within some of these companies, such as Smooth Amber by Pernod Ricard and Westland Distillery by Remy Countreau, demonstrates strength of the industry.

The beverage alcohol industry is highly competitive. We believe that we can compete on the basis of a unique product, quality, and by building brand recognition. Sorgho Whiskey® is positioned as a super premium brand – a category showing significant annual growth in revenue and volume sales, with room to grow. Our product will compete with other alcoholic and nonalcoholic beverages for consumer purchases, retail shelf space, restaurant presence and wholesaler attention. We will be competing with numerous multinational producers and distributors of beverage alcohol products, many of which have greater resources than us.

We have four direct competitors in the sorghum whiskey space, including:

1. SS Sorghum Whiskey, distilled by Still 630.
2. Southern Revival Brand Sorghum Whiskey, distilled by High Wire Distilling Co.
3. Queen Jennie, distilled by Old Sugar Distillery.
4. Brown Dog Sorghum Whiskey, distilled by AeppelTreow.

Product Distribution

Of all the commercially produced and sold spirits today, we are not aware of any that require a feedstock as scarce or as expensive as sorghum sugar. Those facts alone, are enough to drive our management's decision to position James F.C. Hyde Sorgho Whiskey® as a super-premium whiskey.

Premium and Super Premium spirits of all kinds generally justify their premium pricing because of expensive production costs and supply scarcity. Some premium spirits, like Tito's, claim to distill its Vodka six times – the effect: improve product quality and add to production cost. Others, like single malt scotch producer Macallan, use extended barrel aging periods to add to production costs, improve product quality and create supply scarcity. A recent price for a bottle of Macallan 15-year-old scotch carries a suggested retail price of $100 per 750ml bottle.

Also, by tracing sorghum's sugar history back to its abolitionist roots, and bringing prominent sorghum advocate, James F.C. Hyde, back to life with our brand, we are injecting a sense of 'old and traditional' into the whiskey – again to appeal to consumers of other super premium whiskeys.

Our plan is to focus our marketing effort on a single test market, New Jersey, while preparing the ground for certain states we believe afford us a "home field advantage". Within New Jersey our campaign will target opinion leaders in the spirits industry – while expanding our multi-tiered integrated digital advertising paired with our brick and mortar, distributor friendly strategy. Success in our test market of New Jersey, becomes the blue print for success – in derivative form – in other home field advantage states in which ground preparation activities are presently underway.

Marketing Strategy

The challenge any new consumer brand faces is the need to simultaneously stimulate consumer demand while driving product availability throughout a distribution channel. In that context, we view our marketing, advertising, brand development & brand awareness activities as part of a larger campaign to serve to stimulate consumer demand. To meet this demand, we plan to increase product availability via our increasing distributor network who will promote and place the product for retail purchase and consumption.

Our go to market strategy is predicated on the unprecedented capability and value of digital advertising. From the capability perspective, social media platforms such as Facebook enables us to: 1) tailor messaging to various targeted audiences based on demographics, interests and geography; 2) build a database from the targeted audience that offered a positive response for future harvesting; and 3) execute on a cost basis that is a mere fraction of traditional media. Search advertising offers a different kind of targeting and conversion, for example by "interest" predicated on search terms, such as "sorghum whiskey" or "gluten free whiskey"—direct descriptors of our James FC Hyde Sorgho Whiskey®. Again at an deeply discounted cost compared to traditional marketing methods.

With an exclusive focus in the U.S. Market, our campaign to drive brand awareness and demand will continue to depend on digital advertising, and on an increasingly larger scale. We will continue with Facebook as the foundation, both tapping into and growing our almost 28,000 Facebook "Like" fans. We intend to tap into search engines Google and Bing (63% & 21% of search market share respectively), aligning certain search terms (like "sorghum whiskey", "sorgho whiskey", "gluten free whiskey") with a "Shop for ....." online capability. One of the great aspects of the "Shop for ...." search term is its value as a brand builder/demand stimulator, as well as demand fulfiller. The brand building aspect is achieved when the search engine result prominently features a picture of our product, with a description & price. The search engine user then has an immediate purchase and consumption opportunity— effectively fulfilling demand.

Our on the ground, brick and mortar activities are prioritized according to states in which we believe we possess some kind of Home Field Advantage ("HFA"). Examples include New Jersey, the state in which we manufacture our product, Tennessee, where our sorghum is sourced, and Kansas, the country's leading producer of sorghum. Once a state is classified as having a HFA , we work to identify potential distributors who may be a good fit with our brand and mission. We target distributors that specialize in selling craft brands as opposed to the well-known, national brands. In pitching to distributors, our goal is to be the most distributor friendly brand in the industry. We then work to support our distributors by intensifying the relevant digital ad campaign, facilitating the movement of Sorgho Whiskey® from the distributor's warehouse to retail outlets.
In addition to our integrated strategy of digital ads supporting on the ground brick and mortar distributors, we expect to do "traditional" on the ground event and activities. These include trade shows, whiskey tasting events, distributor sales force training, bartender events, and product tastings organized within retail outlets. While we believe there is still a need for these events, and there is value in them when properly utilized, we fully expect the lion's share of our marketing budget will will be invested in our integrated campaign of coordinated digital advertising supporting actual events on the ground.

The United Sorghum Checkoff Program ("USCP") represents America's sorghum growers nationally. It is a "producer-funded organization dedicated to improving the sorghum industry through research, promotion and education." See http://www.simplysorghum.com We have been a participant in USCP'S Cooperative Branding program since 2016 and recipient of a $5,000 subsidy in 2016 and $2,500 subsidy in 2017. The Cooperative Branding program affords advertising subsidies to active participants.

As our progress with James FC Hyde Sorgho Whiskey® has advanced, our relationship with USCP has strengthened. Witness, our recent invitation to attend the 2017 Commodity Classic in San Antonio, cosponsored by USCP, and to pour samples of our Sorgho Whiskey® in their booth. Our intention is to continue to strengthen this relationship, striving for the greatest level of advocacy we can earn from USCP. With USCP in the lead, we believe we can gain vast and endearing support within the sorghum grower community through this network.

We also intend to pursue co-marketing relationships with other producers of sorghum value added products. An example is Silver Palate Kitchen of Dumont NJ, which is now marketing a cereal brand, Grain Berry, with ONYX Sorghum. We believe anybody that spreads the word of the virtue of sorghum benefits the sorghum community as a whole. Our goal is to coordinate these campaigns and activities to leverage up the value of each advertising dollar invested.

Government/Regulatory Approval and Compliance of the Distillery

The Company relies upon a third party licensed distiller –Jersey Artisan Distilling— for production and sales. Distilleries in the United States are subject to extensive federal, state and local laws and regulations, which are subject to change over time, including but not limited to the Federal Alcohol Administration Act, U.S. Customs Laws, Internal Revenue Code of 1986, and the Alcoholic Beverage Control Laws of all fifty states. The U.S. Treasury Department's Alcohol and Tobacco Tax and Trade Bureau ("TTB") regulates the production, blending, bottling, sales and advertising, and transportation of alcohol products. The Distillery's production operations are regulated by the state of New Jersey, and its sales and marketing activities are regulated by each state in which it markets products. Also, each state regulates the advertising, promotion, transportation, sale and distribution of alcohol products within its jurisdiction. The TTB Permit does not need to be renewed annually, whereas the New Jersey distiller's license is renewed every 12-month period.

The Company and JAD are also subject to U.S. regulations on the advertising, marketing and sale of beverage alcohol. Labeling of spirits is also regulated in many markets, varying from health warning labels to importer identification, alcohol strength and other consumer information. All beverage alcohol products sold in the U.S. must include warning statements related to risks of drinking beverage alcohol products. The distribution of alcohol-based beverages is also subject to extensive federal and state taxation in the U.S. The Distillery's licenses and permits could be revoked, suspended, or denied renewal cause at any time if the government determines that the Distillery's conduct violates applicable regulations. The Company believes that it and JAD is/are in material compliance with applicable federal, state and other regulations. However, the Company and JAD operate in a highly regulated industry which may be subject to more stringent interpretations of existing regulations. Future compliance costs due to regulatory changes could be significant.

The Distillery is dependent on the following regulatory approvals:

• Distillery's TTB Basic Permit, which was first granted in 2013.
• Distillery's NJ Craft Distillery license, which was first granted in 2013.

Expenditures for compliance with federal, state and local environmental laws and regulations are fairly consistent from year to year and are not material to the Company and/or JAD. Such expenditures were approximately $1,000 for JAD in 2016. No material change is expected in fiscal year 2017.

Ongoing Reporting Compliance
The Company has not previously been subject to the ongoing reporting requirements of Regulation Crowdfunding and, as such, has not previously failed to comply with the requirements of Rule 202.

Cash in Bank/Burn Rate

On June 30, 2017 the Company had approximately $14,500 in available cash and averages a burn rate of approximately below $12,500 per month. Our current runway is approximately one month.

ASK A QUESTION

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ASK QUESTION

Alan Jacobson Jul 14

Hi, I appreciate your answer to the previous question about runway and your incredible transparency with the questions above but I have a follow-up: What has to happen for you to be successful? Your burn rate is quite low which suggests that as you succeed it will go up, and at the same time there will likely be a lag in cash flow to cover expenses. What does your growth have to be over the next year so that you can not only sustain the business but actually ensure that you can invest in growth (assuming that you raise the low end of your goal here)? Put differently, how will your investment in increasing the number of outlets have to translate to number of cases sold? Unrelated: I don't know your industry well - would anything prevent a large pocketed player from copying your recipe if they saw you succeeding? Thanks! Alan



Steve Vanechanos Executive Chairman of the Board FOUNDER Jul 18

Thanks for the questions Alan. In our formal filing we disclosed a use of proceeds for $100K raise. I refer you to that for an explanation how we will proceed should that be our circumstance when this offering closes.

As far as our competitive position should we succeed, I refer you to the question on this offering page, "How big an opportunity is Sorgho Whiskey?" and specifically:

"3) We've been granted trademark protection for "Sorgho Whiskey" and our ambition is to elevate it to new American whiskey category akin to bourbon or rye;

4) We've made substantial investment in a our Sorgho Whiskey supply chain, securing a strategic choke hold on the critical sorghum technology necessary to scale Sorgho Whiskey production to several hundred thousand cases per year;"

I would encourage you to read the entire response to "How big an opportunity is Sorgho Whiskey?"

LIKE

Tf Haller Aug 14

WON'T THE CHINESE HAVE SOMETHING TOO SAY ABOUT YOU USING SORGHUM, SINCE IT IS THE MAIN INGREDIENT IN THEIR BAIJIU.

Brian Van Flandern Board of Directors - Strategic Industry Relations
FOUNDER
Aug 14

This is an American Style whiskey and taste NOTHING like Chinese Baijiu. Baijiu is made from both Sorghum and Wheat, dry fermented with 120 different mold and bacteria and then aged in clay pots. Also, Sorghum was first introduced to the USA by Chinese immigrants in the 1800's. This whiskey is fermented with a specific yeast and then ages in American Oak barrels. Comparing cheese and chalk.

LIKE



Steve Vanechanos Executive Chairman of the Board FOUNDER
Aug 15

Brian, Food Network's TOP American Mixologist, is spot on with his physiological comparison of our American Whiskey made from sorghum and Chinese Baijiu made from sorghum. "Comparing cheese and chalk".

However, TF I'm not sure that is what you're asking about. The premise of your question seems to be, because of baijiu, China has global intellectual property rights over the use of sorghum in ANY SPIRIT ANYWHERE. And we're going to run afoul of them for using it in an American Whiskey. That's how I interpret your "Won't the Chinese have something to say about your using sorghum?"

If I'm right about the nature of your question, rest assured, no spirit company, ANYWHERE on the globe can prevent anybody else from using a naturally occurring ingredient like corn, rye, barley, cane molasses, agave or sorghum, to make a spirit.

From our perspective China's use of sorghum in baijiu, is a monster positive. Why? Because sorghum's use in spirits in the US is essentially non existence. Leading Americans to ponder the REALLY BIG QUESTION, can anybody make a commercially viable spirit our of sorghum? If not for baijiu - being the most popular spirit on earth - the answer would be, nobody knows? But baijiu slams the door shut on that question. YES, ABSOLUTELY, POSITIVELY commercially viable spirits can be made from sorghum.

I hope my answer tracked close to what you were asking.

LIKE

MORE QUESTIONS

RISKS SPECIFIC TO EPEC - JAMES F.C. HYDE SORGHO WHISKEY

1. The proceeds of the Offering may be insufficient. The Company believes that the maximum offering amount of $1 million will be sufficient to fund the Company's operations and further development and investment in the sorghum supply chain and production cycle. However, if management's assumptions are incorrect, or if budgeted amounts are inadequate due to cost overruns, increased operating costs, or unexpected developments, the proceeds of the Offering may be insufficient for such purpose. In such event, we would likely require additional capital investment or debt financing to fund the above-referenced needs, and there can be no certainty that we... **READ MORE**

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

Epec - James F.C. Hyde Sorgho Whiskey is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

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James F. C. Hyde Sorgho™ Whiskey
The most unique and innovative American Whiskey since the Civil War

IMAGINE there was an extraordinary crop that yielded grain, like corn or rye, but contained an abundance of natural sugars too. Next, imagine that sugar was one of the world's rarest natural sugars, one with exceptional flavor. Then, imagine that rare sugar could be harvested, fermented and distilled into a gluten free distillate of unparalleled quality. Finally, imagine that this distillate was then aged like a fine bourbon or rye, in new, charred American oak barrels.

Well, imagine no more! There is such an extraordinary crop. Sorghum! Sorghum bicolor produces both grain and one of nature's finest sugars. The US Department of Agriculture classifies sorghum as a grain with American farmers harvesting over 500 million bushels in 2015. But we chose to extract this grains delicate sugars and use it to make the most unique and innovative American Whiskey since the Civil War...James F. C. Hyde™ Sorgho™ Whiskey. Owing to abolitionists and free state farmers and their import of sorghum seed from China in the 1850s as well as the work of sweet sorghum (Sorgho) pioneer James F. C. Hyde; our Sorgho Whiskey embodies the extraordinary nature of sorghum and over a century and a half of American history. You'll notice the second you crack open a bottle.


JAMES F. C. HYDE
1857
ORIGINAL
SORGHO
WHISKEY
DISTILLED FROM 100% SWEET SORGHUM

SORGHO™ WHISKEY

Fermenting and distilling one of nature's finest sugars, and then aging it like a fine bourbon or rye, in new, small, charred American oak barrels at proof strength of no more than 125, results in an extraordinary set of flavor and aroma notes in a gluten free whiskey. World renowned mixologist and spirits authority Brian Van Flandern noted, "Sorgho Whiskey is an exceptional whiskey of remarkable character with subtle aromas of fresh vanilla bean, toffee and toasted caraway seeds. The nose belies a deceptively dry finish of butterscotch, dates, peaches and a touch of maple syrup. This stunning whiskey is not as sweet as traditional Bourbons, yet not as yeasty as a classic Rye whiskey. Instead, it infuses the best of both worlds resulting in a spirit of remarkable complexity, rich character and a lovely lingering finish. Enjoy neat, with a single cube of ice or as a full flavored gluten free alternative to your favorite American Whiskey based cocktail recipes."

JamesFCHyde.com

A Whiskey Like No Other.